================================================================================

                              AMENDED AND RESTATED
                                 LOAN AGREEMENT


                           Dated as of July 31, 1995,


                                     Among


                        REX RADIO AND TELEVISION, INC.,
                        KELLY & COHEN APPLIANCES, INC.,
                               STEREO TOWN, INC.,
                               REX KANSAS, INC.,

                           THE LENDERS NAMED HEREIN,

                                      and

                          NATWEST BANK N.A., AS AGENT


================================================================================

                               TABLE OF CONTENTS


                                                                            Page

I.  DEFINITIONS  ............................................................  1

     SECTION 1.01. Definitions ..............................................  1
     SECTION 1.02. Accounting Terms and Determinations....................... 18
     SECTION 1.03. Other Definitional Terms............... .................. 18

II.  THE LOANS.  ............................................................ 18

     SECTION 2.01. Revolving Credit Commitments.............................. 18
     SECTION 2.02. Loans..................................................... 21
     SECTION 2.03. Notice of Loans........................................... 22
     SECTION 2.04. Notes..................................................... 23
     SECTION 2.05. Interest on Loans......................................... 23
     SECTION 2.06. Alternate Rate of Interest................................ 24
     SECTION 2.07. Reserve Requirements; Change in
                     Circumstances........................................... 24
     SECTION 2.08. Change in Legality; Indemnity............................. 27
     SECTION 2.09. Pro Rata Treatment........................................ 29
     SECTION 2.10. Sharing of Setoffs........................................ 29
     SECTION 2.11. Taxes..................................................... 29
     SECTION 2.12. Settlement Among Lenders.................................. 32
     SECTION 2.13. Making of Revolving Credit Loans.......................... 36
     SECTION 2.14. Joint and Several Borrowers............................... 37
     SECTION 2.15. Issuance of Letters of Credit............................. 37
     SECTION 2.16. Payment; Reimbursement.................................... 37
     SECTION 2.17. Agent's Actions........................................... 39
     SECTION 2.18. Letter of Credit Fees..................................... 39

III. PAYMENTS, PREPAYMENTS AND FEES ......................................... 40

     SECTION 3.01. Payments of Revolving Credit Loans........................ 40
     Section 3.02. Payment from Insurance Proceeds........................... 40
     Section 3.03. Prepayments............................................... 41
     SECTION 3.04. Payments, etc............................................. 42
     SECTION 3.05. Fee....................................................... 43

IV.  COLLATERAL SECURITY .................................................... 44

     SECTION 4.01. Security Documents........................................ 44
     SECTION 4.02. Filing and Recording...................................... 45

V.   CONDITIONS OF CREDIT EVENTS ............................................ 45

     SECTION 5.01. Conditions Precedent to First Credit
                     Events.................................................. 45
     SECTION 5.02. Conditions Precedent to All Credit
                     Events.................................................. 48

                                                                            Page
VI.  USE OF PROCEEDS. ....................................................... 49

VII.  REPRESENTATIONS AND WARRANTIES ........................................ 49

     SECTION 7.01. Status.................................................... 50
     SECTION 7.02. Power and Authority....................................... 50
     SECTION 7.03. No Violation of Agreements................................ 50
     SECTION 7.04. No Burdensome Agreements.................................. 51
     SECTION 7.05. No Litigation............................................. 51
     SECTION 7.06. Good Title to Properties.................................. 51
     SECTION 7.07. Trademarks, Patents, etc.................................. 51
     SECTION 7.08. Tax Liability............................................. 52
     SECTION 7.09. Governmental Action....................................... 52
     SECTION 7.10. Disclosure................................................ 52
     SECTION 7.11. Regulations G and U....................................... 52
     SECTION 7.12. Employee Benefit Plans.................................... 52
     SECTION 7.13. Subsidiaries.............................................. 53
     SECTION 7.14. Permits, etc.............................................. 53
     SECTION 7.15. Financial Condition....................................... 53
     SECTION 7.16.  Compliance with Environmental Laws....................... 54

VIII.  AFFIRMATIVE COVENANTS ................................................ 55

     SECTION 8.01. Financial Statements and Other
                      Information............................................ 55
     SECTION 8.02. Corporate Existence, etc.................................. 58
     SECTION 8.03. Compliance with Laws, etc................................. 58
     SECTION 8.04. Payment of Taxes and Claims, etc.......................... 58
     SECTION 8.05. Keeping of Books; Visitation,
                     Inspection, etc......................................... 59
     SECTION 8.06. Insurance................................................. 59
     SECTION 8.07. Properties in Good Condition.............................. 60
     SECTION 8.08. Pay Obligations to Agent and Lenders and
                     Perform Other Covenants................................. 60
     SECTION 8.09. Notice of Default......................................... 60
     SECTION 8.10. Further Assurances........................................ 61
     SECTION 8.11. ERISA..................................................... 61
     SECTION 8.12. Use of Proceeds........................................... 61
     SECTION 8.13. Environmental Laws........................................ 61
     SECTION 8.14. Operating Accounts........................................ 63

IX.  NEGATIVE COVENANTS. .................................................... 63

     SECTION 9.01. Financial Covenants....................................... 63
     SECTION 9.02. Indebtedness.............................................. 64
     Section 9.03. Liens..................................................... 65
     SECTION 9.04. Mergers, Sales, Dissolution, etc.......................... 66
     SECTION 9.05. Dividends, etc............................................ 67
     SECTION 9.06. Investments, Loans, etc................................... 67
     SECTION 9.07. Capital Expenditures...................................... 68

                                       ii

                                                                            Page
     SECTION 9.08. Lease-Backs............................................... 68
     SECTION 9.09. Compromise of Receivables................................. 69
     SECTION 9.10. Transactions with Affiliates.............................. 69
     SECTION 9.11. Compliance with ERISA..................................... 69
     SECTION 9.12. Fiscal Year............................................... 69
     SECTION 9.13. Subsidiaries.............................................. 69
     SECTION 9.14. Management Fees, etc...................................... 70
     SECTION 9.15. Sales of Receivables...................................... 70

X. EVENTS OF DEFAULT ........................................................ 70

    SECTION 10.01. Events of Default......................................... 70
    SECTION 10.02. Suits for Enforcement..................................... 74
    SECTION 10.03. Rights and Remedies Cumulative............................ 74
    SECTION 10.04. Rights and Remedies Not Waived............................ 75

XI. AGENT.................................................................... 75

XII. MANAGEMENT, COLLECTION AND STATUS OF RECEIVABLES AND
     OTHER COLLATERAL........................................................ 78

    SECTION 12.01. Collection of Receivables; Management
                     of Collateral........................................... 78
    SECTION 12.02. Receivables Documentation................................. 80
    SECTION 12.03. Status of Receivables and Other
                     Collateral.............................................. 81
    SECTION 12.04. Monthly Statement of Account.............................. 82
    SECTION 12.05. Collateral Custodian...................................... 82

XIII. MISCELLANEOUS.......................................................... 82

    SECTION 13.01. Notices................................................... 82
    SECTION 13.02. Survival of Agreement..................................... 83
    SECTION 13.03. Successors and Assigns; Participations.................... 83
    SECTION 13.04. Expenses; Indemnity....................................... 87
    SECTION 13.05. Applicable Law............................................ 88
    SECTION 13.06. Right of Setoff........................................... 88
    SECTION 13.07. Payments on Business Days................................. 89
    SECTION 13.08. Waivers; Amendments....................................... 89
    SECTION 13.09. Severability.............................................. 91
    SECTION 13.10. Entire Agreement; Waiver of Jury Trial;
                     Judgment, etc........................................... 91
    SECTION 13.11. Confidentiality........................................... 92
    SECTION 13.12. Submission to Jurisdiction................................ 92
    SECTION 13.13. Counterparts; Facsimile Signature......................... 93
    SECTION 13.14. Headings.................................................. 93
    SECTION 13.15. References in Loan Documents and
                     Benefit of Collateral and Guaranties.................... 93
    SECTION 13.16. Defaulting Lender......................................... 93




EXHIBITS

EXHIBIT A                           Form of Amended and Restated
                                      Revolving Credit Note
EXHIBIT B                           Form of Assignment and Acceptance
EXHIBIT C                           Form of Borrowers Pledge Agreement
EXHIBIT D                           Form of Borrowers Security Agreement
EXHIBIT E                           Form of Security Agreement - Patents
                                      and Trademarks
EXHIBIT F                           Form of Parent Security Agreement
EXHIBIT G                           Form of Parent Pledge Agreement
EXHIBIT H                           Form of Parent Guaranty
EXHIBIT I                           Form of Settlement Report
EXHIBIT J                           Form of Opinion of Counsel
EXHIBIT K                           Form of Borrower's Certificate
EXHIBIT L                           Form of Borrowers Guaranty


SCHEDULES

SCHEDULE 2.01                       Revolving Credit Commitments
SCHEDULE 2.02                       Domestic Lending Office
SCHEDULE 2.03                       Eurodollar Lending Office
SCHEDULE 7.05                       Litigation
SCHEDULE 7.12                       ERISA Matters
SCHEDULE 7.13                       Subsidiaries
SCHEDULE 8.13                       Environmental Matters
SCHEDULE 9.02                       Existing Indebtedness
SCHEDULE 9.03                       Existing Liens


     AMENDED AND RESTATED LOAN AGREEMENT dated as of July 31, 1995, among REX RADIO AND TELEVISION, INC., an Ohio corporation ('Rex Radio'), KELLY & COHEN APPLIANCES, INC., an Ohio Corporation ('Kelly'), STEREO TOWN, INC., a Georgia corporation ('Stereo Town'), REX KANSAS, INC., a Kansas corporation ('Rex Kansas' and together with Rex Radio, Kelly and Stereo Town, each a 'Borrower' and, jointly and severally, the 'Borrowers'), the lenders named in Schedule 2.01 annexed hereto (collectively, the 'Lenders'), and NATWEST BANK N.A., as agent for the Lenders (in such capacity, the 'Agent').

     WHEREAS, Rex Radio, Kelly, Stereo Town and NatWest USA Credit Corp. (in such capacity, the 'Original Lender') entered into several Loan Agreements, each dated as of January 31, 1989, and Rex Kansas and the Original Lender entered into a Loan Agreement dated as of May 31, 1994 (collectively, the 'Original Loan Agreements');

     WHEREAS, the parties to the Original Loan Agreements wish to amend and restate the Original Loan Agreements as set forth below to, among other things
(i) combine the Original Loan Agreements in one loan agreement; (ii) increase the total maximum amount of the facility to $150,000,000; and (iii) extend the Expiration Date of the facility to July 31, 2000.

     NOW, THEREFORE, the parties hereto agree that the Original Loan Agreements shall hereby be combined and shall be amended and restated in their entirety as follows:

I.  DEFINITIONS

     SECTION 1.01. Definitions. As used herein, the following terms shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

     'ABR Loan' shall mean a Loan based on the Alternate Base Rate in accordance with Article II hereof.

     'Acquisition Standards' shall mean the following standards which, in addition to the other terms and conditions set forth in Section 14 of the Parent Guaranty, shall be complied with in order for a proposed acquisition to be a Permitted Acquisition:

         (i) In the event that a proposed acquisition is to be on a 'hostile' rather than a 'friendly' basis, the Parent shall so state in the notice of proposed acquisition it sends to the Agent in accordance with Section 14 of the Parent Guaranty, and the Agent or any Lender may disapprove such proposed hostile acquisition if the Agent or any Lender, or any Person related to the Agent or any Lender, or any participant of the Agent or any Lender in connection with the Obligations, shall object to the proposed acquisition because the target business is, or is affiliated with, a customer of the Agent or such Lender, a Person related to the Agent or such Lender, or any participant of the Lender; and

         (ii) The nature of the target business shall not be illicit or illegal, shall not subject the Agent or any Lender to embarrassment or adverse publicity and shall not subject the Agent or any Lender to any litigation, claim or other proceeding.

     'Adjusted LIBO Rate' shall mean, with respect to any Eurodollar Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of (i) the LIBO Rate in effect for such Interest Period and (ii) Statutory Reserves. For purposes hereof, 'Statutory Reserves' shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including, without limitation, any marginal, special, emergency, or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which any Lender is subject with respect to the Adjusted LIBO Rate for Eurocurrency Liabilities (as defined in Regulation D). Such reserve percentages shall include, without limitation, those imposed under Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Lender under Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     'Affiliate' of any Person shall mean any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person and, without limiting the generality of the foregoing, includes (i) any Person which beneficially owns or holds 5% or more of any class of voting securities of such Person or 5% or more of the equity interest in such Person,
(ii) any Person of which such Person benefi- cially owns or holds 5% or more of any class of voting securities or in which such Person beneficially owns or holds 5% or more of the equity interest and (iii) any director, officer or employee of such Person. For the purposes of this definition, the term 'control' (including, with correlative meanings, the terms 'controlled by' and 'under common control with'), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

     'Agent' shall have the meaning assigned to such term in the preamble to this Agreement.

     'Alternate Base Rate' shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Lending Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including, the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Lending Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Lending Rate or the Federal Funds Effective Rate, respectively.

     'Applicable Lending Office' shall mean, with respect to each Lender, such Lender's Domestic Lending Office in the case of an ABR Loan and such Lender's Eurodollar Lending Office in the case of a Eurodollar Loan.

     'Assignment and Acceptance' shall mean an assignment and acceptance entered into by a Lender and an assignee and accepted by the Agent, in substantially the form of Exhibit B annexed hereto.

     'Board' shall mean the Board of Governors of the Federal Reserve System of the United States.

     'Borrower' and 'Borrowers' shall have the meanings assigned to such terms in the preamble to this Agreement.

     'Borrowers Guaranty' shall mean the Borrowers Guaranty substantially in the form of Exhibit L hereto, as amended, modified or supplemented from time to time.

     'Borrower's  Certificate'  shall have the meaning  assigned to such term in
Section 8.01(l) of this Agreement.

     'Borrowers Pledge Agreement' shall mean the several Pledge Agreements, each dated January 31, 1989, as amended, between the pledgors named therein and the Original Lender, as amended and restated as of the Closing Date in substantially the form of Exhibit E annexed hereto to, among other things, combine the applicable Pledge Agreements into one Pledge Agreement and to substitute the Agent (for the benefit of the Lenders) for the Original Lender, as amended, modified or supplemented from time to time.

     'Borrowers Security Agreement' shall mean the several Security Agreements dated January 31, 1989, as amended, between the debtors named therein and the Original Lender, as amended and restated as of the Closing Date substantially in the form of Exhibit D annexed hereto to, among other things, combine the applicable Security Agreements into one Security Agreement, and to substitute the Agent (for the benefit of the Lenders) for the Original Lender, as further amended, modified or supplemented from time to time.

     'Borrowing Base' shall have the meaning assigned such term in Section 2.01(a) hereto.

     'Business Day' shall mean any day, other than a Saturday, Sunday or legal holiday in the State of New York, on which banks are open for substantially all their banking business in New York City except that, if any determination of a 'Business Day' shall relate to a Eurodollar Loan, the term 'Business Day' shall in addition exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

     'Capex Financing Proceeds' of any Person shall mean the proceeds of (i) the issuance and sale of equity or (ii) the incurrence of Indebtedness in accordance with Section 9.02(iii).

     'Capitalized Lease Obligation' shall mean an obligation to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real and/or Personal property which obligation is required to be classified and accounted for as a capital lease on a balance sheet prepared in accordance with GAAP consistently applied, and for purposes hereof the amount of such obligation shall be the capitalized amount thereof determined in accordance with such principles.

     'Cash Flow' of any Person shall mean, for any fiscal period of determination thereof, the sum of (i) Net Income of such Person for such period after the deduction of all applicable income taxes, plus (ii) the aggregate of all noncash items deductible under GAAP in determining Net Income of such Person for such period, including, without limitation, depreciation and amortization of properties, plus (iii) the change (expressed as a positive number in the event of an increase or a negative number in the event of a decrease) in deferred taxes and income of such Person during such period, plus (iv) all amounts of financing (to the extent permitted under Sections 9.02(iii) and 9.03(ii)) received by such Person from lenders other than the Lenders with respect to capital expenditures, minus (v) all capital expenditures made by such Person during such period, minus (vi) payments and prepayments made in respect of any long-term

Indebtedness of such Person during such period and minus (vii) all dividends paid in cash during such period.

     'Closing Date' shall mean the date on which all of the conditions to the occurrence of the first Credit Event hereunder have been satisfied.

     'Code' shall mean the Internal Revenue Code of 1986, as amended from time to time.

     'Code Section 4975' shall mean, at any date, Section 4975 of the Code.

     'Collateral' shall mean all collateral and security as described in the Security Documents.

     'Commitment Fee' shall have the meaning set forth in Section 3.05 hereof.

     'Consolidated' shall mean, in respect of any Person, as applied to any financial or accounting term, such term determined on a consolidated basis in accordance with GAAP (except as otherwise required herein) consistently applied for such Person and all consolidated Subsidiaries thereof.

     'Contaminant' shall mean all Hazardous Materials and all those substances which are regulated by or form the basis of liability under Federal, state or local environmental, health and safety statutes or regulations including, without limitation, asbestos, polychlorinated biphenyls ('PCBs'), and radioactive substances, or any other material or substance which constitutes a material health, safety or environmental hazard to any Person or property.

     'Credit Event' shall mean each borrowing and each issuance of a Letter of Credit hereunder.

     'Customer' shall mean and include the account debtor or obligor with respect to any of the Receivables, and/or the prospective purchaser with respect to any contract right, and/or any Person who enters into or proposes to enter into any such contract or other similar arrangement with any Borrower.

     'Default' shall mean any condition, act or event which, with notice or lapse of time or both, would constitute an Event of Default.

     'dollars' or the symbol '$' shall mean dollars in lawful currency of the United States of America.

     'Domestic Lending Office' shall mean, with respect to any Lender, the office of such Lender specified as its 'Domestic Lending Office' opposite its name on Schedule 2.02 annexed hereto, or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Agent.

     'EBITDA' shall mean, with respect to any Person for any period,  the sum of
(i) Net Income, (ii) Interest Expense, (iii) depreciation of tangible assets and amortization of intangible assets, (iv) taxes and (v) the change (expressed as a positive number in the event of an increase or a negative number in the event of a decrease) in deferred taxes and deferred income, in each for such Person calculated on a Consolidated basis in accordance with GAAP.

     'Electronic Inventory' of any Person shall mean Eligible Inventory of such Person other than Non-Electronic Inventory of such Person.

     'Eligible Accounts' shall mean Receivables created by the Borrowers in the ordinary course of business arising out of the sale of goods or rendition of services by the Borrowers (and not including finance charges), which are and at all times shall continue to be acceptable to the Agent in all respects in the Agent's reasonable exercise of its judgment, and Receivables in which the Agent for the benefit of the Lenders has a first priority perfected security interest. Standards of eligibility may be fixed and revised from time to time solely by the Agent in the Agent's exclusive judgment, exercised in good faith. In general, without limiting the foregoing, a Receivable shall in no event be deemed to be an Eligible Account unless: (i) delivery of the merchandise covered by the Receivable has been completed; (ii) no return, rejection or repossession has occurred with respect to such merchandise; (iii) such merchandise or services or performance has been accepted by the Customer with respect thereto and no dispute, offset, defense or counterclaim has been asserted by such Customer; (iv) such Receivable continues to be in full conformity with the representations and warranties made by the Borrowers to the Agent and Lenders with respect thereto; (v) no more than 30 days have elapsed from the invoice date of any such Receivable; (vi) no payments for such Receivables shall have been returned for insufficient funds and no such payments shall have been stopped; (vii) the Agent is and continues to be satisfied with the credit standing of the Customer in relation to the amount of credit extended; (viii) such Receivable does not constitute an obligation of the United States (unless all steps required by the Agent in connection therewith, including notice to the United States Government under the Federal Assignment of Claims Act, have been duly taken); and (ix) the Customer with respect to such Receivable is located in the United States.

     'Eligible Inventory' shall mean finished goods inventory of the Borrowers which (i) is not, in the opinion of the Agent (exercised in the Agent's reasonable judgment), obsolete, defective or unmerchantable, (ii) is and at all times shall continue to be acceptable to the Agent in all respects,

(iii) is located in the United States and (iv) is not on consignment to any third party and as to which the Agent for the benefit of the Lenders has a first priority perfected security interest. Standards of eligibility may be fixed and revised from time to time solely by the Agent in the Agent's exclusive judgment, exercised in good faith. In determining eligibility, the Agent may, but need not, rely on reports and schedules furnished by the Borrowers, but reliance by the Agent thereon from time to time shall not be deemed to limit the right of the Agent to revise standards of eligibility at any time as to both present and future inventory of the Borrowers.

     'Environmental Claim' shall mean any written notice of violation, claim, demand, abatement or other order by any governmental authority or any Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or deed or use restrictions, resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden, accidental or nonaccidental Releases), of, or exposure to, any substance, chemical, material, pollutant, contaminant, odor or audible noise or other release or emission in, into or onto the environment (including, without limitation, the air, ground, water or any surface) at, in, by or from any of the properties of any Borrower or its Subsidiaries, (ii) the environmental aspects of the transportation, storage, treatment or disposal of materials in connection with the operation of any of the properties of any Borrower or its Subsidiaries or (iii) the violation, or alleged violation by any Borrower or any of its Subsidiaries, of any statutes, ordinances, orders, rules, regulations, permits or licenses of or from any governmental authority, agency or court relating to environmental matters connected with any of the properties of any Borrower or its Subsidiaries, under any applicable Environmental Law.

     'Environmental Laws' shall mean the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. 'ss' 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. 'ss' 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. 'ss' 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. 'ss' 1251 et seq.), the Oil Pollution Act of 1990 (P.L. 101-380), the Safe Drinking Water Act (42 U.S.C. 'ss' 300(f), et seq.), the Clear Air Act (42 U.S.C. 'ss' 7401 et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. 'ss' 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. 'ss' 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. 'ss' 651 et seq.) as such laws have been and hereafter may be amended or supplemented, and any related or analogous present or future Federal, state or local, statutes, rules, regulations, ordinances, licenses, permits and interpretations and orders of regulatory and administrative bodies.

     'ERISA' shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

     'ERISA Affiliate' shall mean each trade or business (whether or not incorporated) which together with any Borrower or a Subsidiary of any Borrower would be deemed to be a 'single employer' within the meaning of Section 4001 of ERISA.

     'ERISA  Termination Event' shall mean (i) a 'Reportable Event' described in
Section 4043 of ERISA and the regulations issued thereunder (other than a 'Reportable Event' not subject to the provision for 30-day notice to the PBGC under such regulations), or (ii) the withdrawal of any Borrower or any of its ERISA Affiliates from a Plan during a plan year in which it was a 'substantial employer' as defined in Section 4001(a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

     'Eurodollar Lending Office' shall mean, with respect to any Lender, the office of such Lender specified as its 'Eurodollar Lending Office' opposite its name in Schedule 2.03 annexed hereto (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Agent.


     'Eurodollar Loan' shall mean a Loan based on the Adjusted LIBO Rate in accordance with Article II hereof.

     'Event of Default' shall have the meaning assigned to such term in Article X hereof.

     'Expiration Date' shall mean July 31, 2000.

     'Extension Fee' shall have the meaning assigned to such term in Section 3.05(b) hereof.

     'Federal Funds Effective Rate' shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

     'Financial Officer' shall mean, with respect to any Person, the chief financial officer of such Person.

     'Financial Statements' shall have the meaning set forth in Section 7.15(a) hereof.

     'Guarantee'  or  'Guaranty'  shall  mean  any  obligation,   contingent  or
otherwise, of any Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or obligation of any other Person in any manner, whether directly or indirectly, and shall include, without limitation, any obligation of such Person, direct or indirect, to (i) purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or obligation, (ii) purchase property, securities or services for the purpose of assuring the owner of such Indebtedness or obligation of the payment of such Indebtedness or obligation, or
(iii) maintain working capital, equity capital, available cash or other financial condition of the primary obligor so as to enable the primary obligor to pay such Indebtedness or obligation; provided, however, that the term Guarantee shall not include endorsements for collection or collections for deposit, in either case in the ordinary course of business.

     'Guarantor' shall mean the Parent and each other Person at any time and from time to time issuing a Guarantee of the Obligations.

     'Hazardous Material' shall mean any pollutant, contaminant, chemical, or industrial or hazardous, toxic or dangerous waste, substance or material, defined or regulated as such in (or for purposes of) any Environmental Law and any other toxic, reactive, or flammable chemicals, including (without limitation) any asbestos, any petroleum (including crude oil or any fraction), any radioactive substance and any polychlorinated biphenyls or any constituent of any such substance or waste; provided, in the event that any Environmental Law is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment; and provided, further, to the extent that the applicable laws of any state establish a meaning for 'hazardous material,' 'hazardous substance,' 'hazardous waste,' 'solid waste' or 'toxic substance' which is broader than that specified in any Environmental Law, such broader meaning shall apply.

     'Holmer/Shidler Letter of Credit' shall mean the Letter of Credit issued by NatWest Bank N.A. in favor of Shidler/West Finance Partners I, a Delaware limited partnership, or their assigns, in the original face amount of $8,500,000.

     'Indebtedness' of any Person shall mean without duplication:

     (i) all obligations of such Person which in accordance with GAAP would be shown on the balance sheet of such Person as a liability (including, without limitation, obligations for borrowed money and for the deferred purchase price of property or services, and obligations evidenced by bonds, debentures, notes or other similar instruments);

     (ii) all rental obligations under leases required to be capitalized under GAAP;

     (iii) all guarantees (direct or indirect), all contingent reimbursement obligations under undrawn letters of credit and other contingent obligations of such Person in respect of, or obligations to purchase or otherwise acquire or to assure payment of, Indebtedness of others; and

     (iv) Indebtedness of others secured by any lien upon property owned by such Person, whether or not assumed.

     'Indemnitees' shall have the meaning assigned to such term in Section 13.04(c) hereof.

     'Information' shall have the meaning assigned to such term in Section 13.11 hereof.

     'Interest Expense' shall mean, with respect to any Person for any period, the aggregate amount of interest expense of such Person during such period determined on a Consolidated basis in accordance with GAAP, and shall in any event include, without limitation, (i) amortization of original issue discount on any Indebtedness, (ii) the portion of any Capitalized Lease Obligation allocable to interest expense, (iii) all fixed and calculable dividend payments on preferred stock, (iv) the amortization of all fees payable in connection with the incurrence of Indebtedness to the extent included in interest expense and
(v) payments of interest-in-kind.

     'Interest Payment Date' shall mean (i) in the case of a Prime Lending Rate Loan, the last day of each month, and (ii) with respect to any Eurodollar Loan, the last day of the Interest Period applicable thereto, and, in addition, in respect of any Eurodollar Loan of more than three (3) months' duration, each earlier day which is three (3) months after the first day of such Interest Period.

     'Interest Period' shall mean, as to any Eurodollar Loan, the period commencing on the date of such Eurodollar Loan and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is one (1), three (3) or six (6) months thereafter, as the Borrowers may elect with respect to its Eurodollar Loans; provided, however, that (x) if an Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding
Business Day unless, with respect to Eurodollar Loans, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (y) no Interest Period shall end later than the Expiration Date and (z) interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

     'Kelly' shall have the meaning assigned to such term in the preamble to this Agreement.

     'Lenders' shall have the meaning set forth in the preamble hereof.

     'Letter of Credit'  shall have the  meaning  assigned  such term in Section
2.15 hereof.

     'Letter of Credit Usage' shall mean at any time (i) the aggregate undrawn amount of all outstanding Letters of Credit plus (ii) the unreimbursed drawings at such time under Letters of Credit.

     'LIBO Rate' shall mean, with respect to any Eurodollar Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the rate at which dollar deposits approximately equal in principal amount to the Eurodollar Loan and for a maturity equal to the applicable Interest Period are offered in immediately available funds to NatWest Bank N.A. by leading banks in the London interbank market for Eurodollars at approximately 11:00 A.M., London time, two (2) Business Days prior to the first day of such Interest Period.

     'Lien' shall mean any mortgage, pledge, security interest, encumbrance, lien, financing statement charge or deposit arrangement or other arrangement or condition having the practical effect of the foregoing and shall include the interest of a vendor or lessor under any conditional sale agreement, capitalized lease or other title retention agreement.

     'Loan' shall mean any Revolving Credit Loan.

     'Loan Documents' shall mean this Agreement, each Security Document, each Guarantee executed and delivered at any time with respect to the Obligations, the Notes and each other document, instrument, or agreement now or hereafter delivered to the Agent or any Lender in connection herewith or therewith.

     'Margin Stock' shall have the meaning provided in Regulations G and U of the Board.

     'Material Adverse Effect' shall mean a material adverse effect on (i) the business, assets, operations, prospects or financial or other condition of the Parent and its Subsidiaries, (ii) the Borrowers' ability to timely pay the Obligations in accordance with the terms thereof, (iii) a material portion of the Collateral or (iv) Liens of the Agent for the benefit of the Lenders on the Collateral or the priority of such Liens.

     'Multiemployer Plan' shall mean an employee pension benefit plan covered by Title IV of ERISA and in respect of which the Parent or any Subsidiary thereof is an 'employer' as described in Section 4001(b) of ERISA, which is also a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

     'NatWest' and 'NatWest Bank' shall each mean NatWest Bank N.A.

     'Net Amount of Eligible Accounts' for the Borrowers shall mean, at any time, the aggregate gross amount of outstanding Eligible Accounts of the Borrowers at such time less sales, excise or similar taxes, if any, and less returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed.

     'Net Amount of Eligible Inventory' for the Borrowers shall mean, at any time, the aggregate value, calculated at the lower of cost on a FIFO basis and the current market value, of Eligible Inventory of the Borrowers.

     'Net Income' shall mean for any period an amount equal to the net income of the Parent and its Subsidiaries determined on a Consolidated basis in accordance with GAAP for such period.

     'Net Worth' shall mean the net worth of the Parent and its Subsidiaries on a Consolidated basis as determined in accordance with GAAP.

     'Non-Electronic Inventory' of any Person shall mean Eligible Inventory of such Person comprised of air conditioners, dehumidifiers, white goods, vacuum cleaners, microwave ovens, telephones and jewelry and such additional new categories of inventory as the Agent shall determine from time to time in its reasonable discretion.

     'Non-Ratable Loan' shall have the meaning set forth in Section 2.12(c)(iii) hereof.

     'Notes' shall mean the Revolving Credit Notes.

     'Notice of Borrowing' shall have the meaning set forth in Section 2.03 hereof.

     'Obligations' shall mean all obligations, liabilities and Indebtedness of any Borrower and/or any Guarantor to the Lenders and the Agent, whether now existing or hereafter created, direct or indirect, due or not, whether created directly or acquired by assignment, participation or otherwise, including without limitation all obligations, liabilities and indebtedness of any Borrower with respect to the Security Documents and other Loan Documents, the principal of and interest on the Revolving Credit Loans and the payment or performance of all other obligations, liabilities, and Indebtedness of any Borrower to the Lenders and the Agent hereunder, under the Letters of Credit or under any one or more of the other Loan Documents, including without limitation all fees, costs, expenses, commitment fees, origination fees and indemnity obligations hereunder and thereunder.

     'Original Closing Date' shall mean (i) January 31, 1989 with respect to each of the Original Loan Agreements between the Original Lender and Rex Radio, Kelly and Stereo Town, respectively, and (ii) May 31, 1994 with respect to the Original Loan Agreement between the Original Lender and Rex Kansas.

     'Original Lender' shall have the meaning assigned to such term in the preamble to this Agreement.

     'Original Loan Agreements' shall have the meaning assigned to such term in the preamble to this Agreement.

     'Original Notes' shall mean (i) the Revolving Notes dated January 31, 1989, as amended, made by Rex Radio, Kelly and Stereo Town, respectively, to the order of the Original Lender, and (ii) the Revolving Note dated May 31, 1994, made by Rex Kansas to the order of the Original Lender.

     'Parent' shall mean REX Stores Corporation, a Delaware corporation.

     'Parent Guaranty' shall mean the Guaranty, dated January 31, 1989, as amended, by the Parent in favor of the Original Lender, as amended and restated on the Closing Date, substantially in the form of Exhibit H hereto to, among other things, substitute the Agent (for the benefit of the Lenders) for the Original Lender and to confirm such Guaranty is a guarantee of the Obligations hereunder.

     'Parent Pledge Agreement' shall mean the Parent Pledge Agreement dated January 31, 1989, as amended, made by the Parent in favor of the Original Lender, as amended and restated as of the Closing Date substantially in the form of Exhibit G hereto to, among other things, substitute the Agent (for the benefit of the Lenders) for the Original Lender, as such Agreement may be further amended, modified or supplemented from time to time in accordance with its terms.

     'Parent Security Agreement' shall mean the General Security Agreement dated January 31, 1989, as amended, made by the Parent in favor of the Original Lender, as amended and restated as of the Closing Date substantially in the form of Exhibit F hereto to, among other things, substitute the Agent (for the benefit of the Lenders) for the Original Lender, as such Agreement may be further amended, modified or supplemented from time to time in accordance with its terms.

     'PBGC' shall mean the Pension Benefit Guaranty Corporation.

     'PCBs' shall mean polychlorinated biphenyls.

     'Pension Plan' shall mean any Plan which is subject to the provisions of Title IV of ERISA.

     'Permitted  Acquisition'  shall  have the  meaning  assigned  such  term in
Section 14 of the Parent Guaranty.

     'Permitted Capital Expenditure Amount' for any fiscal year means the sum of:


          (i) up to the sum of (x) $15,000,000 plus (y) Cash Flow of the Parent and its Subsidiaries on a Consolidated basis for the most recent fiscal year just ended, plus

          (ii) up to $25,000,000 of Capex Financing Proceeds; provided, however, that the amount of Capex Financing Proceeds consisting of Indebtedness available at any time shall be subject in any event to the restrictions contained in Sections 9.02(iii) and 9.03(ii); and provided, further, that the amount of Capex Financing Proceeds consisting of the proceeds of equity offerings received by the Parent which may be used by the Borrowers for capital expenditures shall be equal to (x) proceeds remaining from equity offerings prior to the Closing Date and not yet used for capital expenditures plus (y) all proceeds from equity offerings subsequent to the Closing Date received by Parent and not otherwise used by Parent or Borrowers, subject in any event to the restrictions set forth herein, minus

          (iii) the aggregate of capital expenditures actually made during such fiscal year by the Parent and its Subsidiaries on a Consolidated basis.

     'Person' shall mean any natural person, corporation, business trust, association, company, joint venture, partnership or government or any agency or political subdivision thereof.

     'Plan' shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA and which is maintained (in whole or in part) for employees of any Borrower, any Subsidiary or any ERISA Affiliate.

     'Prime Lending Rate' shall mean the rate which NatWest Bank N.A. announces from time to time as its prime lending rate, as in effect from time to time. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Lenders and NatWest Bank N.A. may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

     'Receivables' shall mean and include all accounts, contract rights, instruments, documents, chattel paper, certificated and uncertificated securities and general intangibles, whether secured or unsecured, now existing or hereafter created, owned by the Borrowers and whether or not specifically sold or assigned to the Agent or any Lender.

     'Register' shall have the meaning assigned to such term in Section 13.03(e) hereof.

     'Regulation D' shall mean Regulation D of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

     'Regulation G' shall mean Regulation G of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

     'Regulation U' shall mean Regulation U of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

     'Release' shall mean any releasing, spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping, in each case as defined in Environmental Law, and shall include any 'Threatened Release,' as defined in Environmental Law.

     'Remedial Work' shall mean any investigation, site monitoring, containment, cleanup, removal, treatment, restoration or other remedial work of any kind or nature with respect to any property of any Borrower or its Subsidiaries (whether such property is owned, leased, subleased or used), including, without limitation, with respect to Contaminants and the Release thereof.

     'Reportable Event' shall mean a 'Reportable Event' as defined in Section 4043(b) of ERISA.

     'Required Lenders' shall mean Lenders having 51% of the Total Commitment.

     'Responsible   Officer'  shall  mean,  with  respect  to  any  Person,  the
President, any Vice President or the Financial Officer of such Person.

     'Revolving Credit Commitment' shall mean, with respect to any Lender, the Revolving Credit Commitment of such Lender as set forth in Schedule 2.01 annexed hereto, as the same may be reduced from time to time pursuant to Article III hereof.

     'Revolving Credit Loan' shall mean a Revolving Credit Loan made pursuant to Sections 2.01 and 2.02 hereof.

     'Revolving Credit Notes' shall mean the Revolving Credit Notes of the Borrowers, executed and delivered as provided in Section 2.04 hereof, in substantially the form of Exhibit A annexed hereto, which are being issued on the Closing Date in substitution for and replacement of the Original Notes, as amended, modified or supplemented from time to time.

     'Revolving Credit Termination Date' shall mean the earlier to occur of (i) the Expiration Date and (ii) such date as this Agreement and the Total Commitment shall terminate or be cancelled in accordance with the terms of this Agreement and the Revolving Credit Loans shall otherwise be payable in full.

     'Rex Kansas' shall have the meaning assigned to such term in the preamble to this Agreement.

     'Rex Radio' shall have the meaning assigned to such term in the preamble to this Agreement.

     'Security Agreement - Patents and Trademarks' shall mean the several Security Agreements and Mortgages - Patents and Trademarks, dated January 31, 1989, as amended, between the debtor(s) named therein and the Original Lender, as amended and restated as of the Closing Date substantially in the form of Exhibit E annexed hereto to, among other things, combine the applicable
Agreements into one Security Agreement - Patents and Trademarks, and to substitute the Agent (for the benefit of the Lenders) for the Original Lender, as further amended, modified or supplemented from time to time.

     'Security Documents' shall mean the Borrowers Pledge Agreement, the Borrowers Security Agreement, the Security Agreement - Patents and Trademarks, the Parent Pledge Agreement, the Parent Security Agreement and each other agreement now existing or hereafter created by any Person providing collateral security for the payment or performance of any Obligations.

     'Settlement Date' shall mean each Business Day selected by the Agent in its sole discretion subject to and in accordance with the provisions of Section 2.12(c) as of which a Settlement Report is delivered by the Agent and on which settlement is to be made among the Lenders in accordance with the provisions of Section 2.12 hereof.

     'Settlement Report' shall mean each report, substantially in the form attached hereto as Exhibit I hereto, prepared by the Agent and delivered to each Lender and setting forth, among other things, as of the Settlement Date indicated thereon and as of the next preceding Settlement Date, the aggregate principal balance of all Revolving Credit Loans outstanding, each Lender's ratable portion thereof, each Lender's Revolving Credit Loans and all Non-Ratable Loans made, and all payments of principal received by the Agent from any Borrower during the period beginning on such next preceding Settlement Date and ending on such Settlement Date.

     'Stereo Town' shall have the meaning assigned to such term in the preamble to this Agreement.

     'Stock Repurchase' shall have the meaning assigned to such term in Section 14 of the Parent Guaranty.

     'Subsidiary' shall mean, with respect to any Person, the parent of such Person and any corporation, association or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power are, at the time as of which any determination is being made, owned or controlled, directly or indirectly, by the parent or one or more Subsidiaries of the parent.

     'Taxes' shall have the meaning assigned to such term in Section 2.11(a) hereof.

     'Total Commitment' shall mean the sum of the Lenders' Revolving Credit Commitments, as the same may be reduced from time to time pursuant to Article III hereof.

     'Total Liabilities' shall mean with respect to any Person, the total of all items which would properly be included as liabilities on a balance sheet, determined in accordance with GAAP.

     'Transactions' shall mean the transactions to be entered into on the Closing Date in connection with this Agreement and the other Loan Documents
(including the making of Loans, the issuance of Letters of Credit and the granting of collateral security and guarantees in connection therewith).

     'Undrawn Availability' shall mean at any time (i) the lesser of (x) the Total Commitment and (y) the Borrowing Base, minus (ii) the sum at such time of
(x) the unpaid principal balance of, and accrued interest and fees on, the Revolving Credit Loans and (y) the Letter of Credit Usage.

     'Uniform Commercial Code' shall mean the Uniform Commercial Code as in effect in the State of New York.

     SECTION 1.02. Accounting Terms and Determinations. Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be prepared and all financial records shall be maintained in accordance with generally accepted accounting principles ('GAAP') applied on a basis consistent with the Financial Statements.

     SECTION 1.03. Other Definitional Terms. (a) The words 'hereof,' 'herein' and 'hereunder' and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, schedule, exhibit and like references are to this Agreement unless otherwise specified.

     (b) Any defined term which relates to a document shall include within its definition any amendments, modifications, renewals, restatements, extensions, supplements or substitutions which may have been heretofore or may be hereafter executed in accordance with the terms thereof.


II.  THE LOANS

     SECTION 2.01. Revolving Credit Commitments. (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender, severally and not jointly, agrees to make Revolving Credit Loans to the Borrowers, at any time and from time to time from the Closing Date to the Revolving Credit Termination Date, in an aggregate principal amount at any time outstanding not to exceed the amount of such Lender's Revolving Credit Commitment set forth opposite its name in Schedule 2.01 annexed hereto, as such Revolving Credit Commitment may be reduced from time to time in accordance with the provisions of this Agreement.

     Notwithstanding the foregoing, but subject to the provisos to this paragraph, (A) the aggregate principal amount of Revolving Credit Loans outstanding at any time to the Borrowers shall not exceed (i) the lesser of (x) the Total Commitment (as such amount may be reduced from time to time pursuant to this Agreement) and (y) the Borrowing Base (as hereinafter defined) minus
(ii) the Letter of Credit Usage at such time, and (B) the aggregate principal amount of Revolving Credit Loans outstanding at any time to


         (i) Kelly shall not exceed an amount (the 'Kelly Borrowing Base') equal to the sum of (1) up to 85% of the

     Net Amount of Eligible Accounts of Kelly, plus (2) up to 65% of the Net Amount of Eligible Inventory of Kelly comprised of Electronic Inventory, plus (3) without duplication, with respect to the Net Amount of Eligible Inventory of Kelly comprised of Non-Electronic Inventory, (x) up to 65% of the value of that portion of such Non-Electronic Inventory comprising 25% or less of the aggregate of all Eligible Inventory of Kelly and (y) up to 50% of the value of that portion of the Non- Electronic Inventory of Kelly which, when added together with the Non-Electronic Inventory referenced in clause (x), comprises more than 25% of the aggregate of all Eligible Inventory of Kelly,

         (ii) Rex Kansas shall not exceed an amount (the 'Rex Kansas Borrowing Base') equal to the sum of (1) up to 85% of the Net Amount of Eligible Accounts of Rex Kansas, plus (2) up to 65% of the Net Amount of Eligible Inventory of Rex Kansas comprised of Electronic Inventory, plus (3) without duplication, with respect to the Net Amount of Eligible Inventory of Rex Kansas comprised of Non-Electronic Inventory, (x) up to 65% of the value of that portion of such Non-Electronic Inventory comprising 25% or less of the aggregate of all Eligible Inventory of Rex Kansas and (y) up to 50% of the value of that portion of the Non-Electronic Inventory of Rex Kansas which, when added together with the Non-Electronic Inventory referenced in clause
     (x), comprises more than 25% of the aggregate of all Eligible Inventory of Rex Kansas,

         (iii) Rex Radio shall not exceed an amount (the 'Rex Radio Borrowing Base') equal to the sum of (1) up to 85% of the Net Amount of Eligible Accounts of Rex Radio, plus (2) up to 65% of the Net Amount of Eligible Inventory of Rex Radio comprised of Electronic Inventory, plus (3) without duplication, with respect to the Net Amount of Eligible Inventory of Rex Radio comprised of Non- Electronic Inventory, (x) up to 65% of the value of that portion of such Non-Electronic Inventory comprising 25% or less of the aggregate of all Eligible Inventory of Rex Radio and (y) up to 50% of the value of that portion of the Non-Electronic Inventory of Rex Radio which, when added together with the Non-Electronic Inventory referenced in clause
     (x), comprises more than 25% of the aggregate of all Eligible Inventory of Rex Radio, and

         (iv) Stereo Town shall not exceed an amount (the 'Stereo Town Borrowing Base' and, together with the Kelly Borrowing Base, Rex Kansas Borrowing Base and Rex Radio Borrowing Base, the 'Borrowing Base') equal to the sum of (1) up to 85% of the Net Amount of Eligible Accounts of Stereo Town, plus (2) up to 65% of the Net Amount of Eligible Inventory of Stereo Town comprised of Electronic Inventory, plus (3) without duplication, with respect to the

     Net Amount of Eligible Inventory of Stereo Town comprised of Non-Electronic Inventory, (x) up to 65% of the value of that portion of such Non-Electronic Inventory comprising 25% or less of the aggregate of all Eligible Inventory of Stereo Town and (y) up to 50% of the value of that portion of the Non-Electronic Inventory of Stereo Town which, when added together with the Non-Electronic Inventory referenced in clause (x), comprises more than 25% of the aggregate of all Eligible Inventory of Stereo Town; provided, however, that commencing with the date, if any, upon which the Agent becomes aware (whether through receipt of financial statements in accordance with Section 8.01 hereof or otherwise) that the Parent and its Subsidiaries on a Consolidated basis have suffered a pre-tax loss of $5,000,000 or more for the fiscal year just ended (the amount of any such loss to be calculated in accordance with GAAP as in effect on the date hereof), the advance rates set forth in clauses (i)(2), (i)(3)(x),
     (ii)(2), (ii)(3)(x),  (iii)(2),  (iii)(3)(x), and (iv)(2), (iv)(3)(x) above shall be reduced to not more than 55%; and, provided further, that in any event, amounts available under the Total Commitment shall not exceed (i) $100,000,000 from January 1 through June 30 of each year and (ii) $150,000,000 from July 1 through December 31 of each year.

     Subject to the foregoing and within the foregoing limits, the Borrowers may borrow, repay (or, subject to the provisions of Article III hereof, prepay) and reborrow Revolving Credit Loans, on and after the Closing Date and prior to the Revolving Credit Termination Date, subject to the terms, provisions and limitations set forth herein, including, without limitation, the requirement that no Revolving Credit Loan shall be made hereunder if after giving effect thereto the sum of the aggregate principal amount of the Revolving Credit Loans outstanding hereunder plus the Letter of Credit Usage would exceed the lesser of
(i) the Total Commitment (as such amount may be reduced pursuant to the provisions of this Agreement) and (ii) the Borrowing Base.

     (b) In accordance with Section 8.01(l) hereof, each Borrower shall furnish on each date required thereunder a separate Borrower's Certificate with respect to the assets of such Borrower. Each Borrower agrees that, subject in any event to the other terms and provisions of this Article II, (i) each request for a Revolving Credit Loan shall be made by an individual Borrower and each repayment of Revolving Credit Loans shall be made by the applicable Borrower and (ii) no Borrower shall be authorized to request a Revolving Credit Loan unless such Borrower has sufficient Undrawn Availability based on the calculations set forth in its Borrower's Certificate.

     (c) Upon the making of the Loans on the  Closing  Date in  accordance  with
Article V, the interest of the Original Lender in the 'Loans' made to the Borrowers under the Original Loan Agreements and outstanding on the Closing Date shall become and be for all purposes Loans by NatWest Bank N.A. as a Lender hereunder subject to its Revolving Credit Commitment and evidenced by the Notes payable to it.

     SECTION 2.02. Loans. (a) The Revolving Credit Loans made by the Lenders on any date shall be in an aggregate amount of not less than $25,000 unless otherwise agreed to by the Agent; provided, however, that the Eurodollar Loans made on any date shall be in a minimum aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

     (b) Subject to the provisions of Sections 2.12 and 2.13 hereof, Loans shall be made ratably by the Lenders in accordance with their respective Revolving Credit Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder. The initial Revolving Credit Loans shall be made by the Lenders against delivery of Revolving Credit Notes, payable to the order of the Lenders, as referred to in Section 2.04 hereof.

     (c) Subject to the provisions of paragraph (e) below, each Lender shall make its Revolving Credit Loans on the proposed dates thereof by paying the amount required to the Agent in New York, New York in immediately available funds not later than 12:00 noon, New York City time, and the Agent shall as soon as practicable, but in no event later than 3:00 p.m., New York City time, credit the amounts so received to the general deposit account of the Borrowers with the Agent in immediately available funds or, if Loans are not to be made on such date because any condition precedent to a borrowing herein specified is not met, return the amounts so received to the respective Lenders.

     (d) Each Loan shall be either an ABR Loan or a Eurodollar Loan, as the Borrowers may request pursuant to Section 2.03 hereof. Each Lender may fulfill its obligations under this Agreement by causing its Applicable Lending Office to make such requested Loan; provided, however, that the exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of the applicable Note. In any event, not more than three (3) Eurodollar Loans may be outstanding at any one time.

     (e) The Borrowers shall have the right at any time upon prior irrevocable written, telex or facsimile notice (promptly confirmed in writing) to the Agent given in the manner and at the times specified in Section 2.03 with respect to the Loans into which conversion or continuation is to be made, to convert all or any portion of Eurodollar Loans into ABR Loans, to convert all or any portion of ABR Loans into Eurodollar Loans (specifying the Interest Period to be applicable thereto), and to continue all or any portion of any Loans into a subsequent Interest Period of the same duration, subject to the terms and conditions of this Agreement (including the last sentence of Section 2.02(d) hereof) and to the following:

         (i) in the case of a conversion or continuation of fewer than all the Loans, the aggregate principal amount of Loans converted or continued shall not be less than $500,000 in the case of ABR Loans or $5,000,000 or an integral multiple of $1,000,000 in excess thereof in the case of Eurodollar Loans;

         (ii) accrued interest on a Loan (or portion thereof) being converted or continued shall be paid by the Borrowers at the time of conversion or continuation;

         (iii) no Eurodollar Loan may be converted at any time other than at the end of the Interest Period applicable thereto;

         (iv) any portion of a Revolving Credit Loan which is subject to an Interest Period ending on a date that is less than one (1) month prior to the Revolving Credit Termination Date may not be converted into, or continued as, a Eurodollar Loan and shall be automatically converted at the end of such Interest Period into an ABR Loan; and

         (v) no Default or Event of Default shall have occurred and be continuing.

     The Interest Period applicable to any Eurodollar Loan resulting from a conversion shall be specified by the Borrowers in the irrevocable notice of conversion delivered pursuant to this Section; provided, however, that if no such Interest Period shall be specified, the Borrowers shall be deemed to have selected an Interest Period of one (1) month's duration. If the Borrowers shall not have given timely notice to continue any Eurodollar Loan into a subsequent Interest Period (and shall not otherwise have given notice to convert such Loan), such Loan (unless repaid or required to be repaid pursuant to the terms hereof) shall, subject to (iv) above, automatically be converted into an ABR Loan. The Agent shall promptly advise the Lenders of any notice given pursuant to this Section and of each Lender's portion of the continuation or conversion hereunder.

     SECTION 2.03. Notice of Loans. The Borrowers shall, through a Responsible Officer of the Borrowers, give the Agent irrevocable written, telex or facsimile (or, with respect only to the making of an ABR Loan, telephonic) notice
(promptly confirmed in writing) of each borrowing (including, without limitation, a conversion as permitted by Section 2.02(e) hereof) not later than

11:00 a.m.  New York City time,  (i) three (3)  Business  Days before a proposed
Eurodollar Loan borrowing or conversion and (ii) on the day of an ABR Loan borrowing or conversion. Such notice (each such notice, a 'Notice of Borrowing') shall specify (w) the Borrower requesting such Loan for the purposes of Section 2.01(b) of this Agreement, (x) whether the Loan(s) then being requested are to be ABR Loans or Eurodollar Loans, (y) the date of such borrowing (which shall be a Business Day) and amount thereof (which amount if requesting Eurodollar Loans shall be in an aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof), and (z) if such Loans are to be Eurodollar Loans, the Interest Period with respect thereto. If no election as to the type of Loan is specified in any such notice, all such Loans shall be ABR Loans. If no Interest Period with respect to any Eurodollar Loan is specified in any such notice, then an Interest Period of one (1) month's duration shall be deemed to have been selected. The Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.03 and of each Lender's portion of the requested borrowing.

     SECTION 2.04. Notes. (a) All Revolving Credit Loans made by a Lender shall be evidenced by a single Revolving Credit Note, duly executed on behalf of the Borrowers, dated as of the Closing Date, in substantially the form of Exhibit A annexed hereto, delivered and payable to such Lender in a principal amount equal to its Revolving Credit Commitment on such date. The outstanding balance of each Revolving Credit Loan, as evidenced by any such Revolving Credit Note, shall mature and be due and payable on the Revolving Credit Termination Date.

     (b) Each Revolving Credit Note shall bear interest from its date on the outstanding principal balance thereof, as provided in Section 2.05 hereof.

     (c) Each Lender, or the Agent on its behalf, shall, and is hereby authorized by the Borrowers to, endorse on the schedule attached to the Revolving Credit Note of such Lender (or on a continuation of such schedule attached to such Note and made a part thereof) an appropriate notation evidencing the date and amount of each Loan, as applicable, to any Borrower from such Lender, as well as the date and amount of each payment and prepayment with respect thereto; provided, however, that the failure of any Person to make such a notation on a Note shall not affect any obligations of the Borrowers under such Note. Any such notation shall be conclusive and binding as to the date and amount of such Loan or portion thereof, or payment or prepayment of principal or interest thereon, absent manifest error.

     SECTION 2.05. Interest on Loans. (a) Subject to the provisions of Section 2.05(b) and Section 2.06 hereof, (i) each ABR Loan shall bear interest at a rate per annum equal to the Alternate Rate, minus one-quarter of one percent (1/4%) and

(ii) each Eurodollar Loan shall bear interest at a rate per annum equal to the Adjusted LIBO Rate plus 1.625% per annum.


     (b) Interest on each Loan shall be payable in arrears in immediately available funds on each applicable Interest Payment Date, on the Revolving Credit Termination Date and thereafter on demand. Interest on each Loan shall be computed based on the number of days elapsed in a year of 360 days. The Agent shall determine each interest rate applicable to the Loans and shall promptly advise the Borrowers and the Lenders of the interest rate so determined.

     (c) The Borrowers shall pay to NatWest Bank N.A. for its own account, in arrears, on each Interest Payment Date, on the Revolving Credit Termination Date and thereafter on demand, in immediately available funds, additional interest of one-quarter of one percent (1/4%) per annum on the Loans, which shall be computed based on the number of days elapsed in a year of 360 days.

     (d) During the continuance of any Default under Section 10.01(a), 10.01(e) or 10.01(f) hereof, amounts of principal outstanding hereunder shall bear interest, payable upon demand, at a rate per annum which shall be two percent (2%) in excess of the rates otherwise applicable thereto and all outstanding Letters of Credit shall bear a fee equal to two percent (2%) per annum in excess of the fee otherwise applicable thereto.

     SECTION 2.06. Alternate Rate of Interest. In the event, and on each occasion, that on the day two (2) Business Days prior to the commencement of any Interest Period for a Eurodollar Loan the Agent shall have determined that dollar deposits in the amount of each Eurodollar Loan are not generally available in the London interbank market, or that the rate at which dollar deposits are being offered will not reflect adequately and fairly the cost to any Lender of making or maintaining such Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Agent shall as soon as practicable thereafter give written notice (or facsimile notice promptly confirmed in writing) of such determination to the Borrowers and the Lenders, and any request by the Borrowers for the making of a Eurodollar Loan pursuant to Section 2.03 hereof or conversion or continuation of any Loan into a Eurodollar Loan pursuant to Section 2.02 hereof shall, until the circumstances giving rise to such notice no longer exist, be deemed to be a request for an ABR Loan. Each determination by the Agent made hereunder shall be conclusive absent manifest error.

     SECTION 2.07. Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision herein, if after the Original Closing Date any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) or any change in GAAP or regulatory accounting principles applicable to the Agent or any Lender shall (i) subject, or any change in GAAP or regulatory accounting principles applicable to the Agent or any Lender shall subject, the Agent or any Lender (which shall for the purpose of this Section 2.07 include any assignee or lending office of the Agent or any Lender) to any tax, charge, fee deduction or withholding of any kind with respect to any amount paid or to be paid by either the Agent or any Lender with respect to any Eurodollar Loans made by a Lender to the Borrowers or with respect to the obligations of any Lender under Sections 2.15 through 2.18 hereof or under any Letter of Credit (other than (x) taxes imposed on the overall net income of the Agent or such Lender and (y) franchise taxes imposed on the Agent or such Lender, in either case by the jurisdiction in which such Lender or the Agent has its principal office or its Applicable Lending Office with respect to such Eurodollar Loan or any political subdivision or taxing authority of either thereof); (ii) change the basis of taxation of payments to any Lender or the Agent of the principal of or interest on any Eurodollar Loan or any other fees or amounts payable with respect to any Letter of Credit or otherwise hereunder (other than taxes imposed on the overall net income of such Lender or the Agent by the jurisdiction in which such Lender or the Agent has its principal office or by any political subdivision or taxing authority therein); (iii) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or loans or loan commitments extended by, or Letters of Credit issued and maintained by, such Lender; or (iv) impose on any Lender or, with respect to Eurodollar Loans, the London interbank market, any other condition affecting this Agreement, Letters of Credit issued and maintained by or Eurodollar Loans made by such Lender; and the result of any of the foregoing shall be to increase the cost to any such Lender of making or maintaining any Eurodollar Loan or Letter of Credit, or to reduce the amount of any payment (whether of principal, interest, fee, compensation or otherwise) receivable by such Lender or to require such Lender to make any payment in respect of any Eurodollar Loan or Letter of Credit, then the Borrowers shall pay to such Lender or the Agent, as the case may be, upon such Lender's or the Agent's demand, such additional amount or amounts as will compensate such Lender or the Agent for such additional costs or reduction. The Agent and each Lender agree to give notice to the Borrowers of any such change in law, regulation, interpretation or administration with reasonable promptness after becoming actually aware thereof and of the applicability thereof to the Transactions. Notwithstanding anything contained herein to the contrary, nothing in clause (i) or (ii) of this Section 2.07(a) shall be deemed to (x) permit the Agent or any Lender to recover any amount thereunder which would not be recoverable under Section 2.11 hereof or (y) require the Borrowers to make any payment of any amount to the extent that such payment would duplicate any payment made by the Borrowers pursuant to Section 2.11 hereof.

     (b) If at any time and from time to time after the Original Closing Date, any Lender shall determine that the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, including, without limitation, the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled 'International Convergence of Capital Measurement and Capital Standards', or any change in the interpretation or administration of any thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender (or its lending office or an affiliate) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or will have the effect of reducing the rate of return on such Lender's or its affiliate's capital, or on the capital of such Lender's holding company, if any, as a consequence of such Lender's obligations hereunder to a level below that which such Lender or affiliate could have achieved but for such adoption, change or compliance (taking into consideration such Lender's and its affiliate's policies as well as the policies of such Lender's holding company, if any with respect to capital adequacy), then from time to time the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or its affiliate for such reduction. Each Lender agrees to give notice to the Borrower of any adoption of, change in, or change in interpretation or administration of, any such law, rule, regulation or guideline with reasonable promptness after become actually aware thereof and of the applicability thereof to the Transactions.

     (c) A statement of any Lender or the Agent setting forth such amount or amounts, supported by calculations in reasonable detail, as shall be necessary to compensate such Lender (or the Agent) as specified in paragraphs (a) and (b) above shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay each Lender or the Agent the amount shown as due on any such statement within thirty (30) days after their receipt of the same.


     (d) Failure on the part of any Lender or the Agent to demand compensation for any increased costs, reduction in amounts received or receivable with respect to any Interest Period or Letter of Credit or reduction in the rate of return earned on such Lender's capital, shall not constitute a waiver of such Lender's or the Agent's rights to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in rate of return in any other Interest Period or with respect to such Letter of Credit. The protection under this Section 2.07 shall be available to each Lender and the Agent regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any good faith demand by such Lender or the Agent for compensation.

     (e) Any Lender  claiming any additional  amounts  payable  pursuant to this
Section 2.07 agrees to use reasonable efforts (consistent with legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, any such additional amounts and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

     SECTION 2.08. Change in Legality; Indemnity. (a) Notwithstanding anything to the contrary herein contained, if any change in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations to make Eurodollar Loans as contemplated hereby, then, by written notice to the Borrowers and to the Agent, such Lender may:

         (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon the Borrowers shall be prohibited from requesting Eurodollar Loans from such Lender hereunder unless such declaration is subsequently withdrawn; and

         (ii) require that all outstanding Eurodollar Loans, as the case may be, made by it be converted to ABR Loans, in which event (A) all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below and (B) all payments of principal which would otherwise have been applied to repay the converted Eurodollar Loans shall instead be applied to repay the ABR Loans resulting from the conversion of such Eurodollar Loans.

     (b) For purposes of Section 2.08(a) hereof, a notice to the Borrowers by any Lender shall be effective, if lawful, on the last day of the then current Interest Period or, if there are then two or more current Interest Periods, on the last day of each such Interest Period, respectively; otherwise, such notice shall be effective with respect to the Borrowers on the date of receipt by any Borrower.

     (c) The Borrowers shall indemnify the Agent and each Lender against any loss or reasonable expense (including, but not limited to, any loss or reasonable expense sustained or incurred or to be sustained or incurred by reason of or in connection with the execution and delivery or assignment of, or payment under, any Letter of Credit or in liquidating or employing deposits from third parties acquired to affect or maintain any Loan or part thereof as a Eurodollar Loan) which the Agent or such Lender may sustain or incur as a consequence of the following events (regardless of whether such events occur as a result of the occurrence of an Event of Default or the exercise of any right or remedy of the Agent or the Lenders under this Agreement or any other agreement, or at law): any failure of any Borrower to fulfill on the date of any borrowing or other Credit Event hereunder the applicable conditions set forth in Article V hereof applicable to it; any failure of any Borrower to borrow hereunder after irrevocable notice of borrowing pursuant to Section 2.03 hereof has been given; any payment, prepayment or conversion of a Eurodollar Loan on a date other than the last day of the relevant Interest Period; any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, or with respect to any Letter of Credit, in each case as and when due and payable (at the due date thereof, by irrevocable notice of prepayment or otherwise); or the occurrence of an Event of Default. Without limiting the foregoing, the Borrowers further agree to indemnify and hold harmless the Agent, each Lender as well as their respective officers and directors, each Person who controls the Agent or Lender within the meaning of Section 15 of the Securities Act of 1933 or any applicable state securities law and their respective successors, from and against any and all claims, damages, losses, liabilities, costs or expenses, joint or several, to which they or any of them may become subject under any Federal or state securities law, rule or regulation, at common law or otherwise, insofar as such claims, damages, losses, liabilities, costs or expenses arise out of or are based upon the execution and delivery by the Agent or any Lender of any Letter of Credit or the execution and delivery of any other document in connection therewith. Such loss or reasonable expense shall include, without limitation, an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the principal or other amount so paid, prepaid or converted or not borrowed for the period from the date of such payment, prepayment or conversion or failure to borrow to, in the case of a Loan, the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date of such failure to borrow), at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid or converted or not borrowed in United States Treasury obligations with comparable maturities for comparable periods. Any such Lender shall provide to the Borrowers a statement, signed by an officer of such Lender, explaining any loss or expense and setting forth, if applicable, the computation pursuant to the preceding sentence, and such statement shall be conclusive absent manifest error. The Borrowers shall pay such

Lender the amount shown as due on any such statement within ten (10) days after the receipt of the same. The indemnities contained herein shall survive the expiration or termination of this Agreement and the Letters of Credit.

     SECTION 2.09.  Pro Rata  Treatment.  Subject to the  provisions of Sections
2.12 and 2.13 hereof and except as otherwise expressly provided herein, each payment or prepayment of principal of the Notes, each payment of interest on the Notes, each payment of any fee or other amount payable hereunder and each reduction of the Total Commitment shall be made pro rata among the Lenders in the proportions that their Revolving Credit Commitments bear to the Total Commitment.

     SECTION 2.10. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against any Borrower, including, but not limited to, a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, obtain payment (voluntary or involuntary) in respect of a Note held by it as a result of which the unpaid principal portion of the Notes held by it shall be proportionately less than the unpaid principal portion of the Notes held by any other Lender, it shall be deemed to have simultaneously purchased from such other Lenders a participation in the Notes held by such other Lenders, so that the aggregate unpaid principal amount of the Notes and participations in Notes held by it shall be in the same proportion to the aggregate unpaid principal amount of all Notes then outstanding as the principal amount of the Notes held by it prior to such exercise of banker's lien, setoff or counterclaim was to the principal amount of all Notes outstanding prior to such exercise of banker's lien, setoff or counterclaim; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.10 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustments restored without interest. The Borrowers expressly consent to the foregoing arrangements and agree that any Lender holding a participation in a Note deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrowers to such Lender as fully as if such Lender held a Note in the amount of such participation.

     SECTION 2.11. Taxes. (a) Any and all payments by the Borrowers hereunder shall be made, in accordance with Section 3.04 hereof, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings in any such case imposed by the United States or any political subdivision thereof, excluding:

         (i) in the case of the Agent and each Lender, taxes imposed or based on its net income, and franchise or capital taxes imposed on it, (A) if the Agent or such Lender is organized under the laws of the United States or any political subdivision thereof and (B) if the Agent or such Lender is not organized under the laws of the United States or any political sub-division thereof, and its principal office or lending office is located in the United States, and in the case of both (A) and (B), withholding taxes payable with respect to payments to the Agent or such Lender at its principal office or lending office under laws (including, without limitation, any treaty, ruling, determination or regulation) in effect on the Original Closing Date, but not any increase in withholding tax resulting from any subsequent change in such laws (other than withholding with respect to taxes imposed or based on its net income or with respect to franchise or capital taxes), and

         (ii) taxes (including withholding taxes) imposed by reason of the failure of the Agent or any Lender, in either case that is organized outside the United States, to comply with Section 2.11(f) hereof (or the inaccuracy at any time of the certificates, documents and other evidence delivered thereunder)

(all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as 'Taxes'). If the Borrowers shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lenders or the Agent, (x) the sum payable shall be increased by the amount necessary so that after making all required deductions (including without limitation deductions applicable to additional sums payable under this Section 2.11) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (y) the Borrowers shall make such deductions and (z) the Borrowers shall pay the full amount deducted to the relevant tax authority or other authority in accordance with applicable law.

     (b) In addition, the Borrowers agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as 'Other Taxes').

     (c) The Borrowers will indemnify each Lender and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction (except as specified in clauses (a)(i) and (ii)) on amounts payable under this Section 2.11) paid by such Lender or the Agent (as the case may be) with respect to the Loans, the Obligations or this Agreement and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor. If any Lender receives a refund in respect of any Taxes or Other Taxes for which such Lender has received payment from the Borrowers hereunder, such Lender shall promptly notify the Borrowers of such refund and such Lender shall, within 30 days of receipt of a request by the Borrowers, repay such refund to the Borrowers (or if there shall at such time be continuing a Default or an Event of Default, pay same to the Agent to be applied to the Obligations in such order and manner as the Agent shall choose in its discretion), provided that the Borrowers, upon the request of such Lender, agree to return such refund (whether returned to the Borrowers or applied to the Obligations)(plus any penalties, interest or other charges) to such Lender in the event such Lender is required to repay such refund.

     (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Borrowers in respect of any payment to any Lender, the Borrowers will furnish to the Agent, at its address referred to in Section 11.01 hereof, such certificates, receipts and other documents as may be reasonably required to evidence payment thereof.

     (e) Without prejudice to the survival of any other agreement hereunder, the agreements and obligations contained in this Section 2.11 shall survive the payment in full of principal and interest hereunder.

     (f) Each Lender that is organized outside of the United States shall deliver to the Borrowers on the Original Closing Date (or, in the case of an assignee, on the date of the assignment) and from time to time as required for renewal under applicable law duly completed copies of United States Internal Revenue Service Form 1001 or 4224 (or any successor or additional forms), as appropriate, indicating in each case that such Lender is entitled to receive payments under this Agreement without any deduction or withholding of any United States federal income taxes. The Agent (if the Agent is an entity organized outside the United States) and each Lender that is organized outside the United States shall promptly notify the Borrowers and the Agent of any change in its applicable lending office and upon written request of the Borrowers such Lender shall, prior to the immediately following due date of any payment by any Borrower or any Guarantor, deliver to such Borrower or such Guarantor, as the case may be (with copies to the Agent), such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including without limitation Internal Revenue Service Form 4224, Form 1001 and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-4(a) or Section 1.1441-6(c) or any subsequent version thereof, properly completed and duly executed by such Lender establishing that such payment is (i) not subject to withholding under the Code because such payment is effectively connected with the conduct by such Lender of a trade or business in the United States or (ii) totally exempt from United States tax under a provision of an applicable tax treaty. The Borrowers shall be entitled to rely on such forms in their possession until receipt of any revised or successor form pursuant to this Section 2.11(f). If the Agent or a Lender fails to provide a certificate, document or other evidence required pursuant to this
Section 2.11(f), then (i) the Borrowers shall be entitled to deduct or withhold from payments to the Agent or such Lender as a result of such failure, as required by law, and (ii) the Borrowers shall not be required to make payments of additional amounts with respect to such withheld Taxes pursuant to clause (x) of Section 2.11(a) to the extent such withholding is required solely by reason of the failure of the Agent or such Lender to provide the necessary certificate, document or other evidence.

     (g) Each Lender and the Agent shall use reasonable efforts to avoid or minimize any amounts which might otherwise be payable pursuant to this Section
2.11 (including seeking refunds of any amounts that are reasonably believed not to have been correctly or legally asserted); provided, however, that such efforts shall not include the taking of any actions by such Lender or the Agent that would result in any tax, costs or other expense to such Lender or the Agent (other than a tax, cost or other expense for which such Lender or the Agent shall have been reimbursed or indemnified by the Borrowers pursuant to this Agreement or otherwise) or any action which would or might in the reasonable opinion of such Lender or the Agent have an adverse effect upon its business, operations or financial condition or otherwise be disadvantageous to such Lender or the Agent.

     SECTION 2.12. Settlement Among Lenders. (a) The Agent shall pay to each Lender not later than one (1) day after each Interest Payment Date, its ratable portion, based on the principal amount of the Revolving Credit Loan owing to such Lender, of all interest payments and any other fees received by the Agent hereunder in respect of the Revolving Credit Loans, net of any amounts payable by such Lender to the Agent, by wire transfer.

     (b) It is agreed that each Lender's Revolving Credit Loans are intended by the Lenders to be equal at all times to such Lender's ratable portion (as determined in accordance with the percentage amounts set forth in Schedule 2.01 hereto) of the
aggregate   principal  amount  of  all  Revolving   Credit  Loans   outstanding.
Notwithstanding such agreement, the Lenders agree that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them shall, subject to the provisions of clause (d) below, take place on a periodic basis in accordance with the provisions of clause (c) below.

     (c)  (i) To the  extent  and in the  manner  hereinafter  provided  in this
Section 2.12, settlement among the Lenders as to Revolving Credit Loans shall occur periodically on Settlement Dates determined from time to time by the Agent, which may occur before or after the occurrence or during the continuance of a Default or Event of Default and whether or not all of the conditions to the making of Loans set forth in Section 5.01 have been met. On each Settlement Date, payments shall be made to the Agent for the account of the Lenders in the manner provided in this Section 2.12 in accordance with the Settlement Report delivered by the Agent pursuant to the provisions of this Section 2.12 in respect of such Settlement Date so that as of each Settlement Date, and after giving effect to the transactions on such Settlement Date, each Lender's Revolving Credit Loans shall equal such Lender's ratable portion of the Revolving Credit Loans outstanding as determined in accordance with the percentage amounts set forth in Schedule 2.01 hereto.

     (ii) The Agent shall designate periodic Settlement Dates which may occur on any Business Day after the Closing Date; provided, however, that Settlement Dates shall occur on the closest Business Day to the 10th and 25th day of each month or more frequently as determined by the Agent in its discretion (including, without limitation, under clause (d)(i) hereof). The Agent shall designate a Settlement Date by delivering to each Lender a Settlement Report not later than 10:00 a.m. (New York City time) on the proposed Settlement Date, which Settlement Report shall be with respect to the period beginning on the immediately preceding Settlement Date and ending on such designated Settlement Date.

     (iii) Between Settlement Dates, the Agent shall request and NatWest as a Lender shall, subject to the provisions of clause (d) below, advance to the Borrowers out of NatWest's own funds, the entire principal amount of any Revolving Credit Loan requested or deemed requested pursuant to Section 2.03 (any such Revolving Credit Loan being referred to as a 'Non-Ratable Loan'). The making of each Non-Ratable Loan by NatWest shall be deemed to be a purchase by NatWest of a 100% participation in each other Lender's ratable portion of the amount of such Non-Ratable Loan. All payments of principal, interest and any other amount with respect to such Non-Ratable Loan shall be payable to and received by the Agent for the account of NatWest. Any payments received by the Agent between Settlement Dates which in accordance with the terms of this Agreement are to be applied to the reduction of the outstanding principal balance of Revolving Credit Loans, shall be paid over to and retained by NatWest for such application, and such payment to and retention by NatWest shall be deemed, to the extent of each other Lender's ratable portion of such payment, to be a purchase by each such other Lender of a participation in the Revolving Credit Loans (including the repurchase of participations in Non-Ratable Loans) held by NatWest immediately prior to the receipt and application of such payment.

     (iv) If on any Settlement Date the decrease, if any, in the dollar amount of any Lender's Revolving Credit Loans which is required to comply with the first sentence of Section 2.12(b) is more than such Lender's ratable portion of amounts received by the Agent and paid only to NatWest since the immediately preceding Settlement Date, such Lender and the Agent, in their respective records, shall apply such Lender's ratable portion of such amounts to the decrease in such Lender's Revolving Credit Loans, and NatWest shall pay to the Agent, for the account of such Lender, the excess.

     (v) If on any Settlement Date the increase, if any, in the dollar amount of any Lender's Revolving Credit Loans which is required to comply with the first sentence of Section 2.12(b) exceeds such Lender's ratable portion of amounts received by the Agent and paid only to NatWest since the immediately preceding Settlement Date, such Lender and the Agent, in their respective records, shall apply such Lender's ratable portion of such amounts to the increase in such Lender's Revolving Credit Loans, and such Lender shall pay to the Agent, for the account of NatWest, the excess.

     (vi) If a Settlement Report indicates that no Revolving Credit Loans have been made during the period since the immediately preceding Settlement Date, then such Lender's ratable portion of any amounts received by the Agent but paid only to NatWest shall be paid by NatWest to the Agent, for the account of such Lender. If a Settlement Report indicates that the increase in the dollar amount of a Lender's Revolving Credit Loans which is required to comply with the first sentence of Section 2.12(b) is exactly equal to such Lender's ratable portion of amounts received by the Agent but paid only to NatWest since the immediately preceding Settlement Date, such Lender and the Agent, in their respective records, shall apply such Lender's ratable portion of such amounts to the increase in such Lender's Revolving Credit Loans.

     (vii) If any amounts received by NatWest in respect of the Obligations are later required to be returned or repaid by NatWest to any Borrower or any other obligor or their respective representatives or successors in interest, whether by court order, settlement or otherwise, and such amounts repaid or returned by NatWest are in excess of NatWest's ratable portion of all such amounts required to be returned by all Lenders, each other Lender shall, upon demand by NatWest with notice to the Agent, pay to the Agent for the account of NatWest, an amount equal to the excess of such Lender's ratable portion of all such amounts required to be returned by all Lenders over the amount, if any, returned directly by such Lender.

     (viii) (x) Payment by any Lender to the Agent shall be made not later than 12:00 noon (New York City time) on the Business Day such payment is due, provided that if such payment is due on written demand by another Lender, including pursuant to clause (d) below, such written demand shall be made on the paying Lender not later than 10:00 a.m. (New York City time) on such Business Day. Payment by the Agent to any Lender shall be made by wire transfer, promptly following the Agent's receipt of funds for the account of such Lender and in the type of funds received by the Agent, and the Agent shall promptly notify the other Lenders of any such payment; provided, however, that if the Agent receives such funds at or prior to 2:00 p.m. (New York City time), the Agent shall pay such funds to such Lender by 5:00 p.m. (New York City time) on such Business Day. If a demand for payment is made after the applicable time set forth above, the payment due shall be made by 5:00 p.m. (New York City time) on the first Business Day following the date of such demand.

     (y) If a Lender shall, at any time, fail to make any payment to the Agent required hereunder, the Agent may, but shall not be required to, retain payments that would otherwise be made to such Lender hereunder and apply such payments to such Lender's defaulted obligations hereunder, at such time, and in such order, as the Agent may elect in its sole discretion.

     (z) With respect to the payment of any funds under this Section 2.12(c), whether from the Agent to a Lender or from a Lender to the Agent, the party failing to make full payment when due pursuant to the terms hereof shall, upon written demand by the other party, pay such amount together with interest on such amount at the Federal Funds Effective Rate.

     (d) (i) The Agent shall have the right at any time to require, by notice to each Lender, that all settlements in respect of advances and repayments of Revolving Credit Loans be made on a daily basis. From and after the giving of such notice (and until such time, if any, as the Agent notifies the Lenders of its determination to return to a periodic settlement basis), each Lender shall pay to the Agent such Lender's ratable portion of the amount of each Revolving Credit Loan on the date such Loan is made in accordance with the provisions of clause (c)(viii) above and the Agent shall pay to each Lender by wire transfer by 3:00 p.m. (New York City time) funds received before 12:00 noon (New York City time) on such Business Day by the Agent from the Borrowers and by 12:00 noon (New York City time) funds received after 12:00 noon (New York City time) of the preceding Business

Day by the Agent from the Borrowers, by wire transfer, such Lender's ratable portion of the net amount of all payments received by the Agent hereunder in respect of the principal of the Revolving Credit Loans (after deducting the principal amount of Revolving Credit Loans made on such day) or in respect of interest on the Revolving Credit Loans, and the Agent shall promptly notify the other Lenders of such payment. Any amount payable pursuant to this subsection which is not paid when due shall bear interest, payable by the Agent, for each day until paid in full at the Federal Funds Effective Rate in effect on such day.

     (ii) In addition to, and without limiting the right of the Agent to require daily settlement pursuant to clause (i), upon written demand by NatWest with notice thereof to the Agent, each other Lender shall pay to the Agent, for the account of NatWest, as the repurchase of NatWest's participation interest in such Lender's Revolving Credit Loans, an amount equal to 100% of such Lender's ratable portion of the unpaid principal amount of all Non-Ratable Loans. Payments made pursuant to this clause (ii) shall be made not later than 3:00 p.m. (New York City time) on any Business Day if demand for such payment is received by such Lender not later than 11:00 a.m. (New York City time) on such Business Day; otherwise, any such payment shall be made on the next Business Day after demand is received therefor.

     SECTION 2.13. Making of Revolving Credit Loans. (a) The Agent may assume that each Lender will make its ratable portion of any amount to be borrowed available to the Agent in accordance with Section 2.02(c), and the Agent may in its discretion, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If and to the extent such Lender shall not make such ratable portion available to the Agent, such Lender and the Borrowers severally agree to repay to the Agent forthwith on demand such corresponding amount, together with interest thereon for each day from the date such amount is made available to the Borrowers until the date such amount is repaid to the Agent, as to the Borrowers, at the rate of interest applicable to the relevant Revolving Credit Loans hereunder, and as to such other Lender, at the Federal Funds Effective Rate and until so repaid such amount shall be deemed to constitute a Revolving Credit Loan by the Agent to the Borrowers hereunder entitled to the benefits of the Collateral and the other provisions hereof applicable to the Revolving Credit Loans. If such Lender shall repay to the Agent such corresponding amount, the amount so repaid shall constitute such Lender's ratable portion of the Revolving Credit Loans made on such borrowing date for purposes of this Agreement. No Lender shall be responsible for the failure of any other Lender to make its ratable portion of such Revolving Credit Loans available on the borrowing date.

     (b) Without limiting the generality of Article XI, (i) each Lender expressly authorizes the Agent to determine on behalf of such Lender (x) whether to make Revolving Credit Loans requested or deemed requested by the Borrowers on any borrowing date and (y) the creation of any reserves against the Borrowing Base and (ii) the Agent is authorized with the consent of the Required Lenders to determine (x) the elimination of any reserves against the Borrowing Base and
(y) whether  specific  items of inventory or  Receivables  constitute  'Eligible
Inventory' or 'Eligible Accounts,' respectively, in accordance with the definitions of such terms set forth in Article I. The Agent shall give prompt notice to the Lenders of any determinations made pursuant to clause (i)(y) above.

     SECTION 2.14. Joint and Several Borrowers. The parties hereto agree and confirm that the obligations of the Borrowers under and/or in connection with this Agreement and the other Loan Documents (including, without limitation, with respect to payments of principal, interest, fees and all other amounts with respect to the Loans) are the joint and several undertaking of each Borrower.

     SECTION 2.15. Issuance of Letters of Credit. Upon the request of the Borrowers, and subject to the conditions set forth in Article V hereof and such other conditions to the opening of Letters of Credit as the Agent requires of its customers generally, the Agent shall from time to time open standby letters of credit (each, a 'Letter of Credit') for the account of the Borrowers; provided, however, that the aggregate undrawn amount of all outstanding Letters of Credit shall not at any time exceed $9,000,000; and provided further, that the Holmer/Shidler Letter of Credit shall for all purposes under this Agreement including, without limitation, Section 2.16 hereof, be deemed a Letter of Credit issued by the Agent pursuant to, and outstanding under, this Agreement. The issuance of each Letter of Credit shall be made on at least three (3) Business Days' prior written notice from the Borrowers to the Agent, which written notice shall be an application for a Letter of Credit on the Agent's customary form. The expiration date of any Letter of Credit shall not be later than 365 days from the date of issuance thereof; provided, however, that any such Letter of Credit may provide for automatic renewals of 180 or 365 days, as applicable, but, in any event, no Letter of Credit shall have an expiration date later than the Expiration Date. The Letters of Credit shall be issued with respect of transactions occurring in the ordinary course of business of the Borrowers.

     SECTION 2.16. Payment; Reimbursement. Upon the issuance of any Letter of Credit, the Agent shall notify each Lender of the principal amount, the number, and the expiration date thereof and the amount of such Lender's participation therein. By the issuance of a Letter of Credit hereunder and without further action on the part of the Agent or the Lenders, each Lender hereby accepts from the Agent a participation (which participation shall be nonrecourse to the Agent) in such Letter of Credit equal to such Lender's pro rata (based on its Revolving Credit Commitment) share of such Letter of Credit, effective upon the issuance of such Letter of Credit. Each Lender hereby absolutely and unconditionally assumes, as primary obligor and not as a surety, and agrees to pay and discharge, and to indemnify and hold the Agent harmless from liability in respect of, such Lender's pro rata share of the amount of any drawing under a Letter of Credit. Each Lender acknowledges and agrees that its obligation to acquire participations in each Letter of Credit issued by the Agent and its obligation to make the payments specified herein, and the right of the Agent to receive the same, in the manner specified herein, are absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or an Event of Default hereunder, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. The Agent shall review, on behalf of the Lenders, each draft and any accompanying documents presented under a Letter of Credit and shall notify each Lender of any such presentment.

     Promptly after it shall have ascertained that any draft and any accompanying documents presented under such Letter of Credit appear on their face to be in substantial conformity with the terms and conditions of the Letter of Credit, the Agent shall give telephonic or facsimile notice to the Lenders and the Borrowers of the receipt and amount of such draft and the date on which payment thereon will be made, and in accordance with Section 2.12 hereof, the Agent shall charge the account of the Borrowers with the Agent for such amounts and shall, not later than 3:00 p.m. on such day, make the appropriate payment to the beneficiary of such Letter of Credit. The Agent and the Lenders shall settle amounts due and owing each other hereunder in accordance with the procedures set forth in Section 2.12 hereof. The obligations of the Borrowers to repay the Lenders and the Agent for all amounts paid in accordance with this Section 2.16 under Letters of Credit shall be absolute, unconditional and irrevocable and shall be satisfied strictly in accordance with their terms, irrespective of:

         (a) any lack of validity or enforceability of any Letter of Credit;

         (b) the existence of any claim, setoff, defense or other right which any Borrower or any other Person may at any time have against the beneficiary under any Letter of Credit, the Agent or any Lender (other than the defense of payment in accordance with the terms of this Agreement or a defense based on the gross negligence or willful misconduct of the Agent or any Lender) or any other Person in connection with this Agreement or any other transaction;

         (c) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

         (d) payment by the Agent or any Lender under any Letter of Credit against presentation of a draft or other document which does not comply with the terms of such Letter of Credit; and

         (e) any other circumstance or event whatsoever, whether or not similar to any of the foregoing.

     It is understood that in making any payment under any Letter of Credit (x) the Agent's and any Lender's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including, without limitation, reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (y) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, not be deemed willful misconduct or gross negligence of the Agent or any Lender.

     SECTION 2.17. Agent's Actions. Any Letter of Credit may, in the discretion of the Agent or its correspondents, be interpreted by them (to the extent not inconsistent with such Letter of Credit) in accordance with the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce, as adopted or amended from time to time, or any other rules, regulations and customs prevailing at the place where any Letter of Credit is available or the drafts are drawn or negotiated. The Agent and its correspondents may accept and act upon the name, signature, or act of any party purporting to be the executor, administrator, receiver, trustee in bankruptcy, or other legal representative of any party designated in any Letter of Credit in the place of the name, signature, or act of such party.

     SECTION 2.18. Letter of Credit Fees. (a) The Borrowers agree to pay to the Agent for the ratable benefit of the Lenders with respect to each Letter of Credit, a letter of credit fee equal to one percent (1%) of the face amount thereof per annum payable to the Agent monthly in arrears in immediately available funds, on the Revolving Credit Termination Date and, in any event, on demand after the occurrence of an Event of Default.

The Borrower shall also pay on demand to the Agent for its own account the standard charges of the issuing bank with respect to each Letter of Credit. The Borrowers shall pay to the Agent with respect to any amendment to a Letter of Credit a fee charged by the Agent for transactions of this nature. The Agent shall disburse to each Lender such Lender's pro rata share of any payment of the standby Letter of Credit fees (but not issuance fees) in immediately available funds within two (2) Business Days of the Agent's receipt of such payment.

     (b) The Borrowers shall pay to the Agent for its own account, monthly in arrears in immediately available funds, on the Revolving Credit Termination Date and, in any event, on demand after the occurrence of an Event of Default, an additional letter of credit fee of one-quarter of one percent (1/4%) per annum, which shall be computed based on the number of days elapsed in a year of 360 days.


III.  PAYMENTS, PREPAYMENTS AND FEES

     SECTION 3.01. Payments of Revolving Credit Loans. (a) The Borrowers shall prepay from time to time on demand such amount of Revolving Credit Loans as may be necessary so that after such prepayment the outstanding principal balance of Revolving Credit Loans plus the Letter of Credit Usage does not exceed the lesser of (i) the Total Commitment and (ii) the Borrowing Base. Any prepayments required by this paragraph (a) shall be applied as set forth in Section 3.04(g) hereof.

     (b) The Borrowers shall pay in full the Revolving Credit Loans on the Revolving Credit Termination Date.

     (c) The Borrowers shall upon receipt apply the proceeds of Receivables and Inventory as set forth in Section 3.04(g) hereof.

     (d) Prior to the Revolving Credit Termination Date, the Borrowers may re-borrow amounts paid and prepaid under this Section 3.01 and under Section
3.03 with respect to the Revolving Credit Loans, subject to the requirements hereof, including, without limitation, the requirements of Section 5.02 and
Section 2.01 hereof.

     Section 3.02. Payment from Insurance Proceeds. The Borrowers shall, from time to time until payment in full of the Revolving Credit Loans and the termination of this Agreement, within 10 days following the receipt by any Borrower of the payment of proceeds of any insurance required to be maintained pursuant to Section 8.06 hereof on account of each separate loss, damage or injury to any tangible property subject to a lien or security interest in favor of the Agent on behalf of the Lenders under any provision of, or under any instrument or document given as security pursuant to, this Agreement, apply, or, to the extent the Agent on behalf of the Lenders is loss payee under any insurance policy, irrevocably direct the Agent to apply, without premium or penalty, such proceeds (i) in the case of proceeds on account of Inventory to the Revolving Credit Loans and (ii) otherwise to the Obligations in such order as the Agent shall choose in its sole discretion; provided, however, that, so long as (a) no Default or Event of Default has occurred and is continuing and (b) the loss, damage or injury to any fixed asset and the insurance proceeds in respect thereof are less than $200,000, the Borrowers shall be entitled to retain insurance proceeds relating to the loss of or damage to fixed assets for the purpose of repair or replacement of the damaged property. Notwithstanding anything herein to the contrary, upon the repair or replacement of such fixed assets, and the submission of evidence thereof satisfactory to the Agent, the Borrowers shall be entitled to the maximum value of the Revolving Credit Loans otherwise available in accordance with Article II hereof.

     Section 3.03. Prepayments. (a) The Borrowers shall have the right from time to time to prepay the Revolving Credit Loans in whole or in part (in the case of a Eurodollar Loan, only on the last day of an Interest Period), ratably among the Lenders in accordance with the amounts of their Revolving Credit Commitments, in the minimum amount of $75,000 and in integral multiples of $25,000 thereof, without premium or penalty except as provided below. In the event that the Borrowers desire to prepay the Revolving Credit Loans in full and terminate the Total Commitment, (i) the Borrower shall give at least three (3) Business Days' prior irrevocable written notice (or facsimile notice promptly confirmed in writing) to the Agent in the manner specified in Section 13.01 hereof, (ii) concurrently with the repayment of all outstanding Revolving Credit Loans the Borrower shall pay to the Agent on behalf of the Lenders all accrued interest on the Revolving Credit Loans and all fees (including, without limitation, the applicable amount of the Commitment Fee) and other Obligations payable pursuant to this Agreement, and (iii) the Borrowers shall pay to the Agent on behalf of the Lenders a fee equal to (x) three-quarters of one percent (3/4%) of the amount of such prepayment if such prepayment is made on or prior to July 31, 1996, and (y) one-half of one percent (1/2%) of the amount of such prepayment if such prepayment is made after July 31, 1996 and on or prior to July 31, 1997.

     (b) On the date of any partial permanent reduction of the Total Commitment pursuant to this Agreement, the Borrowers shall pay or prepay so much of the Revolving Credit Loans as shall be necessary in order that the aggregate principal amount of the Revolving Credit Loans outstanding plus the Letter of Credit Usage will not exceed the lesser of (i) the Total Commitment following such reduction and (ii) the Borrowing Base. Any prepayments required by this paragraph (b) shall be applied as set forth in Section 3.04(g) hereof.

     SECTION 3.04. Payments, etc. (a) All payments under this Agreement shall be made by the Borrowers without defense, set-off or counterclaim to the Agent or Lenders on the date when due and shall be made in lawful money of the United States of America in immediately available funds at the Payment Office of the Agent.

     (b) No payment or prepayment pursuant to any subsection of this Article III of less than the entire unpaid principal amount of any Loan shall be credited to or relieve the Borrowers to any extent from their obligation to make any other payment or prepayment required by any other Section of this Article III.

     (c) Whenever any payment to be made hereunder or under the Revolving Notes shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension.

     (d) All computations of interest and fees shall be made on the basis of a year of 360 days for the actual number of days occurring in the period for which such interest or fees are payable. Each determination by the Agent of an interest rate or fee hereunder shall, absent manifest error, be final, conclusive and binding for all purposes.

     (e) All amounts paid by the Borrowers to the Agent on account of the Revolving Credit Loans shall be credited by the Agent (i) on the date received if received in immediately available funds prior to 1:00 p.m. (New York time) and (ii) on the Business Day following the date received if received in immediately available funds at or after 1:00 p.m. (New York time).

     (f) The Borrowers hereby irrevocably authorize and direct the Agent to charge the account of the Borrowers with the Agent for all amounts which may now or hereafter be due and payable by the Borrowers to the Agent and Lenders including, without limitation, amounts of principal, interest and fees due and payable on account of the Revolving Credit Loans.


     (g) Unless otherwise specifically stated herein, when making a prepayment, whether mandatory or otherwise, pursuant to this Article III, the Borrowers shall furnish to the Agent, not later than 11:00 a.m. (New York City time) five
(5) Business Days prior to the date of such prepayment written, telex or facsimile notice (promptly confirmed in writing) of prepayment which shall specify the prepayment date and the principal amount of each Loan (or portion thereof) to be prepaid, which notice shall be irrevocable and shall commit the Borrowers to prepay such Loan by the amount stated therein on the date stated therein. All prepayments shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment. Prepayments made pursuant to this
Article III shall be applied as follows: (A) first, to outstanding ABR Loans up to the full amount thereof and then to Eurodollar Loans up to the full amount thereof; and (B) if at the time of the making of any prepayment in accordance with clause (A), there are undrawn Letters of Credit outstanding, then the remainder shall be deposited by the Borrowers in a cash collateral account to be held by the Agent for the benefit of the Lenders for application by the Agent to the payment of any drawing made under any such Letters of Credit; provided, however, that the Borrowers shall not be required to make any prepayment of any Eurodollar Loan until the last day of the Interest Period with respect thereto so long as an amount equal to such prepayment is deposited by the Borrowers into a cash collateral account with the Agent to be held in such account pursuant to terms satisfactory to the Agent.

     (h) All prepayments under this Article III shall be subject to Section 2.08(c) hereof. Except as otherwise expressly provided in this Article III, payments with respect to any paragraph of this Article III are in addition to payments made or required to be made under any other paragraph of this Article III.

     SECTION 3.05. Fees. (a) The Borrowers shall pay to the Agent for the ratable benefit of the Lenders in arrears on the last day of each month, commencing with the month in which the Closing Date occurs, and on the date the Obligations shall be paid in full and this Agreement shall be terminated, a commitment fee (the 'Commitment Fee') for the month (or longer or shorter period) just ended computed at a rate of one-quarter of one percent (1/4%) per annum on the amount equal to the Total Commitment minus the sum of (i) the average daily outstanding principal balance of the Revolving Credit Loans during such month (or shorter period) and (ii) the average daily outstanding amount of Letter of Credit Usage during such month (or shorter period). The Commitment Fee due to each Lender under this Section 3.05 shall commence to accrue on the Closing Date and cease to accrue on the earlier of (i) the Revolving Credit Termination Date and (ii) the termination of the Revolving Credit Commitment of such Lender pursuant to Article III. The Commitment Fee shall be calculated on the basis of the actual number of days elapsed in a year of 360 days.

     (b) The Borrowers shall pay to the Agent for the ratable benefit of the Lenders on the Closing Date an extension fee in the amount of $187,500 (the 'Extension Fee').


     SECTION 3.06. Application of Proceeds of Collateral. Notwithstanding anything to the contrary set forth in any Security Document, the proceeds of any collection or sale of

Collateral, as well as any Collateral consisting of cash, shall be applied by the Agent as follows:

     FIRST, to the Agent to reimburse the Agent for that portion of the payments, if any, made by it with respect to Letters of Credit for which a Lender, as a participant in such Letter of Credit pursuant to Section 2.16 hereof,  failed to pay its pro rata share  thereof as required  pursuant to such
Section 2.16;

     SECOND, to the payment of all reasonable costs and expenses incurred by the Agent in connection with such collection or sale or otherwise in connection with this Agreement, the Security Documents or any of the Obligations, including, but not limited to, all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Agent on behalf of the Parent or any of its Subsidiaries and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any Security Document;


     THIRD, to the Agent to be held as cash collateral to the extent of the undrawn amounts, if any, of outstanding Letters of Credit;ferred to

     FOURTH, pro rata to the payment in full of principal and interest in respect of any Loans outstanding (pro rata as among the Lenders in accordance with the amounts of the Loans made by them pursuant to this Agreement);

     FIFTH, pro rata to the payment in full of all Obligations (other than those referred to above) owed to the Lenders (pro rata as among the Lenders in accordance with their respective Revolving Credit Commitments); and

     SIXTH, to the Borrowers, their successors and assigns, or as a court of competent jurisdiction may otherwise direct.


IV.  COLLATERAL SECURITY

     SECTION 4.01. Security Documents. The Obligations shall be secured by the Collateral described in the Security Documents and the Agent and the Lenders are entitled to the benefits thereof. The Borrowers shall duly execute and deliver the Security Documents, all consents of third parties necessary to permit the effective granting of the Liens created in such agreements, financing statements pursuant to the Uniform Commercial Code and other documents, all in form and substance satisfactory to the Agent, as may be reasonably required by the Agent to grant to the Agent on behalf of the Lenders a valid, perfected and enforceable first priority Lien on and security interest in (subject only to the Liens permitted under Section 7.03 hereof) the Collateral.

     SECTION 4.02. Filing and Recording. The Borrowers shall, at their sole cost and expense, cause all instruments and documents given as evidence of security pursuant to this Agreement to be duly recorded and/or filed or otherwise perfected in all places necessary, in the opinion of the Agent, and take such other actions as the Agent may reasonably request, in order to perfect and protect the Liens of the Agent and Lenders in the Collateral. The Borrowers, to the extent permitted by law, hereby authorize the Agent to file any financing statement in respect of any Lien created pursuant to the Security Documents which may at any time be required or which, in the opinion of the Agent, may at any time be desirable although the same may have been executed only by the Agent or, at the option of the Agent, to sign such financing statement on behalf of any Borrower and file the same, and the Borrowers hereby irrevocably designate the Agent, its agents, representatives and designees as its agent and attorney-in-fact for this purpose. In the event that any re-recording or refiling thereof (or the filing of any statements of continuation or assignment of any financing statement) is required to protect and preserve such Lien, the Borrowers shall, at the Borrowers' cost and expense, cause the same to be recorded and/or refiled at the time and in the manner requested by the Agent.


V.  CONDITIONS OF CREDIT EVENTS

     SECTION 5.01. Conditions Precedent to First Credit Events. The obligations of the Lenders in respect of the first Credit Event hereunder are subject to the following conditions precedent:

         (a) The Agent shall have received the favorable written opinions of counsel for the Parent and each of the Borrowers, substantially in the form of Exhibit I hereto, dated the Closing Date, addressed to the Agent and the Lenders and satisfactory to the Agent.

         (b) The Agent shall have received (i) a copy of the certificate or articles of incorporation or constitutive documents, in each case as amended to date, of each of the Parent and Borrowers, certified as of a recent date by the Secretary of State or other appropriate official of the state of its organization, and a certificate as to the good standing of each from such Secretary of State or other official, in each case dated as of a recent date; (ii) a certificate of the Secretary of each of the Parent and Borrowers, dated the Amendment Date and certifying (A) that attached thereto is a true and complete copy of such Person's By-laws as in effect on the date of such certificate and at all times since a date prior to the date of the resolution described in item (B) below, (B) that attached thereto is a true and complete copy of a resolution adopted by such Person's Board of Directors authorizing the execution, delivery and performance of this Agreement, the Security Documents, the Notes, the other Loan Documents and the Credit Events hereunder, as applicable, and that such resolution has not been modified, rescinded or amended and is in full force and effect,
     (C) that such Person's certificate or articles of incorporation or constitutive documents has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to (i) above, and (D) as to the incumbency and specimen signature of each of such Person's officers executing this Agreement, the Notes, each Security Document or any other Loan Document delivered in connection herewith or therewith, as applicable; (ii) a certificate of another of such Person's officers as to incumbency and signature of its Secretary; and
     (iii) such other documents as the Agent or any Lender may reasonably request.

         (c) The Agent shall have received a certificate, dated the Closing Date and signed by the Financial Officer of each Borrower, confirming compliance with the conditions precedent set forth in paragraphs (a) and (b) of
     Section 5.02 hereof and the conditions set forth in this Section 5.01, together with a Notice of Borrowing as required under Section 2.03 hereof.

         (d) Each Lender shall have received its Revolving Credit Note duly executed by the Borrowers, payable to its order and otherwise complying with the provisions of Section 2.04 hereof.

         (e) The Agent shall have received the Security Documents, Borrowers Guaranty and Parent Guaranty each duly executed by the applicable parties.

         (f) The Agent shall have received certified copies of requests for copies or information on Form UCC-11 or certificates satisfactory to the Agent of a UCC Reporter Service, listing all effective financing statements which name as debtor the Borrowers or Parent and which are filed in the appropriate offices in the States in which are located the chief executive office and other operating offices of such Person, together with copies of such financing statements. With respect to any Liens not permitted pursuant to Section 9.03 hereof, the Agent shall have received termination statements in form and substance satisfactory to it.

         (g) Each document (including, without limitation, each Uniform Commercial Code financing statements, assignments and amendments) required by law or requested by the Agent to be filed, registered or recorded in order to create in favor of the Agent for the benefit of the Lenders a first priority perfected security interest in the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested. The Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation, including the payment of all recording and other fees payable in connection with such filings, registrations and recordings.

         (h) The Agent and the Lenders shall have received and reasonably determined to be satisfactory in form and substance:

            (i) the most recent (dated within forty-five (45) days of the Closing Date) schedule of inventory of the Borrowers;

            (ii) evidence of the compliance by the Borrowers with Section 8.06 hereof;

            (iii) the Financial Statements;

            (iv) evidence that the Transactions are in compliance with all applicable laws and regulations;

            (v) evidence of payment of all fees owed to the Agent and the Lenders by the Borrowers under this Agreement or otherwise (including, without limitation, the Extension Fee);

            (vi) evidence that all requisite third party consents (including, without limitation, consents with respect to the Borrowers and Parent to the Transactions have been received;

            (vii) evidence that there has been no material adverse change in the business, assets, operations or financial condition of the Parent and its Subsidiaries since January 31, 1995;

            (viii) a blocked  account letter  agreement from the Provident Bank;
       and

            (ix) evidence that there are no actions, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority now pending or threatened against or affecting the Parent or any of its Subsidiaries or any of their respective businesses, assets or rights which involve any of the Transactions.

         (i) The Agent and the Lenders shall have had the opportunity, if they so choose, to examine the books of account and other records and files of the Parent and Borrowers and their respective Subsidiaries and to make copies thereof, and to conduct a pre-closing audit which shall include, without limitation, verification of Eligible Accounts, payment of payroll taxes and accounts payable and formulation of an opening Borrowing Base, and the results of such examination and audit shall have been satisfactory to the Agent and Lenders in all respects.

         (j) The Agent shall have had the opportunity to review and determine to be in form and substance satisfactory to it:

               (i) copies of all lease agreements entered into whether as lessor or as lessee by the Borrowers and their Subsidiaries; and

               (ii) copies of all loan agreements, notes and other documentation
          evidencing   Indebtedness  for  borrowed  money  of  the  Parent,  the
          Borrowers and their respective Subsidiaries.

         (k) Messrs. Kaye, Scholer, Fierman, Hays & Handler, counsel to the Agent, shall have received payment in full for all legal fees charged, and all costs and expenses incurred, by such counsel through the Closing Date in connection with the transactions contemplated under this Agreement, the Security Documents and the other Loan Documents and instruments in connection herewith and therewith.

         (l) The Agent shall have received such other documents as the Lenders or the Agent or Agent's counsel shall reasonably deem necessary.

     SECTION 5.02. Conditions Precedent to All Credit Events. The obligation of the Lenders to make each Revolving Credit Loan and cause each Letter of Credit to be issued after the Closing Date shall be subject to the following conditions precedent being met to the satisfaction of the Agent in each instance:

     (a) Correctness of Representations and Warranties. All representations and warranties contained herein or otherwise made in any other Loan Document or any Borrower's Certificate and all other representations and warranties made by the Parent or Borrowers in any agreement, instrument, certificate, document or other writing delivered to the Agent or any Lender in connection herewith or therewith, shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Revolving Credit Loans or issuance of such Letter of Credit; provided, however, that subsequent to the Closing Date the representations and warranties set forth in Section 7.15 hereof shall be deemed made with reference to the date of the then most recent audited financial statements of the Parent.

     (b) No Default or Event of Default. There shall exist no Default or Event of Default.

     (c) Proceedings; Receipt of Documents. All requisite actions and proceedings in connection with such Revolving Credit Loans shall be satisfactory in form and substance to the Agent and the Agent's counsel shall have received all information and copies of all documents, including, without limitation, records of requisite action and proceedings which the Agent or its counsel may have requested in connection therewith, such documents where requested by the Agent or its counsel to be certified by appropriate persons or governmental authorities. All conditions to the effectiveness of any documents required to be executed or delivered pursuant to this Article V, including, without limitation, the delivery of documents required in connection therewith, shall be completed to the satisfaction of the Agent at or prior to such execution or delivery.

     (d) The Agent shall have received a Notice of Borrowing in accordance  with
Section 2.03 hereof.

     (e) The Agent shall have received a certificate, dated the date of the Credit Event and signed by the Financial Officer of each Borrower, confirming compliance with the conditions precedent set forth in paragraphs (a) and (b) of this Section 5.02.


VI.  USE OF PROCEEDS

     The Borrowers agree that the proceeds of the Revolving Credit Loans shall be used for working capital and general corporate purposes.


VII.  REPRESENTATIONS AND WARRANTIES

     In order to induce the Agent and the Lenders to enter into this Agreement and to make the Revolving Credit Loans and cause the issuance of Letters of Credit as herein provided for, the Borrowers, jointly and severally, make the following representations and warranties, all of which shall survive the execution and delivery of the Agreement and the making of the Loans and the issuance of the Letters of Credit and shall be deemed to be incorporated in each Borrower's Certificate, and, subject to the proviso contained in Section 5.02(a) hereof, shall be deemed repeated and confirmed as true and correct in all material respects with respect to each borrowing hereunder as of the time of such borrowing:

     SECTION 7.01. Status. Each Borrower is and shall continue to be, a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the power and authority to own its properties and to transact the business in which it is engaged or presently proposes to engage. Each Borrower is duly registered as a foreign corporation and is in good standing in all states where the failure to so qualify would have a Material Adverse Effect. All shares of capital stock of the Subsidiaries of the Borrowers are and shall continue to be owned by the Borrowers and their respective Subsidiaries, free and clear of all Liens (other than Liens in favor of the Agent on behalf of the Lenders), and all such shares have been duly and validly issued, and are fully paid and nonassessable.

     SECTION 7.02. Power and Authority. Each Borrower has the corporate power and authority to borrow and to execute, deliver and carry out the terms and provisions of this Agreement, the Revolving Notes, the other Loan Documents and all instruments and documents executed and delivered by it pursuant thereto and hereto and each Borrower has taken or caused to be taken all necessary requisite corporate action (including, without limitation, the obtaining of any consent of shareholders required by law or its certificate of incorporation to authorize the execution, delivery and performance of this Agreement, the borrowings hereunder, the making and delivery of the Revolving Notes and the execution, delivery and performance of the other Loan Documents, and the instruments and documents executed and delivered by it pursuant to this Agreement and the other Loan Documents). This Agreement, the Revolving Notes, the other Loan Documents and each of the other instruments and documents executed and delivered by each Borrower pursuant hereto and thereto constitute the legal, valid and binding obligations of each Borrower and are enforceable in accordance with their respective terms.




     SECTION 7.03. No Violation of Agreements. Neither any Borrower nor any of its Subsidiaries is in default under any indenture, mortgage, deed of trust, agreement or other instrument to which it is a party or by which it or any of its property may be bound, except for any default which (either individually or collectively with other defaults arising out of the same event or events) would not have a Material Adverse Effect. Neither the execution and delivery of this Agreement, the Revolving Notes, any of the other Loan Documents or any of the instruments and documents to be executed and/or delivered pursuant to this Agreement or the other Loan Documents, nor the consummation of the transactions herein and therein contemplated, nor compliance with the provisions hereof or thereof will violate any provision of the certificate of incorporation or by-laws of any Borrower, any law, statute or regulation, or any order or decree of any court or governmental instrumentality, or will conflict with, or result in the breach of, or constitute a default under, any material indenture, mortgage, deed of trust, material agreement or other instrument to which any Borrower or any of its Subsidiaries is a party or by which it or any of its property may be bound, or, except as contemplated under this Agreement, result in the creation or imposition of any Lien upon any property of any Borrower or any of its Subsidiaries thereunder.

     SECTION 7.04. No Burdensome Agreements. Neither any Borrower nor any of its Subsidiaries is a party to any agreement or instrument or subject to any restriction (including any restriction set forth in the certificate of incorporation or by-laws of any Borrower) materially and adversely affecting its operations, business, properties, prospects or financial condition.

     SECTION 7.05. No Litigation. Except as set forth in Schedule 7.05 annexed hereto, there are no actions, suits or proceedings pending, or to the best knowledge of the Borrowers threatened, against or affecting any Borrower or any of its Subsidiaries or the Parent or any of its Subsidiaries before any court, arbitrator or governmental or administrative body or agency which challenge the validity or propriety of the transactions contemplated under this Agreement, the Revolving Notes, the other Loan Documents or the documents, instruments and agreements executed or delivered in connection herewith, therewith or related hereto or thereto, or which could reasonably be expected to result in any material adverse change in the business, operations, properties, assets or financial condition of the Parent and its Subsidiaries or the Borrowers or any of their respective Subsidiaries. Except as set forth in Schedule 7.05 hereto, neither the Parent and its Subsidiaries nor the Borrowers and any of their Subsidiaries is in default under any applicable statute, rule, order, decree or regulation of any court, arbitrator or governmental body or agency having jurisdiction over the Parent or any of its Subsidiaries or such Borrower or any of its Subsidiaries.

     SECTION 7.06. Good Title to Properties. Each Borrower and its Subsidiaries has good and indefeasible title to its properties and assets, including, without limitation, the Collateral, subject to no Liens of any kind, except such as are permitted under Section 9.03 hereof.

     SECTION 7.07. Trademarks, Patents, etc. Each Borrower and its Subsidiaries possess all the trademarks, trade names, copyrights, patents, licenses, or rights in any thereof, adequate for the conduct of its business as now conducted and presently proposed to be conducted, without conflict with the rights or claimed rights of others.



     SECTION 7.08. Tax Liability. Each Borrower and its Subsidiaries have filed all tax returns which are required to be filed, and, except as otherwise permitted by Section 8.04 hereof, has paid all taxes which have become due pursuant to such returns or pursuant to any assessment received by it.

     SECTION 7.09. Governmental Action. No action of, or filing with, any governmental or public body or authority (other than normal reporting requirements or filing under the provisions of Article IV) is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of this Agreement, the Revolving Notes, the other Loan Documents, or any of the instruments or documents to be delivered pursuant hereto or thereto.

     SECTION 7.10. Disclosure. To the best of the Borrowers' knowledge, neither the Schedules hereto nor any certificate, statement, report or other document furnished to the Agent or any Lender by or on behalf of the Parent or Borrowers in connection herewith or in connection with any transaction contemplated hereby, nor this Agreement, nor any other Loan Document, at the time furnished, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained therein not misleading.

     SECTION 7.11. Regulations G and U. Neither any Borrower nor any of its Subsidiaries owns any 'margin stock' as such term is defined in Regulations G and U, as amended, of the Board. The proceeds of the borrowings made pursuant to
Article  II will be used by the  Borrowers  only for the  purposes  set forth in
Article VI hereof. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute a violation of Regulations G or U. Neither the Parent nor any of the Borrowers has taken or will take any action which might cause this Agreement or any of the other Loan Documents to violate any regulation of the Board or to violate the Securities Exchange Act of 1934 or any state securities laws.

     SECTION 7.12. Employee Benefit Plans.

     (1) None of the Plans maintained at any time by any Borrower or any Guarantor or the trusts created thereunder has engaged in a prohibited transaction which could subject any such Plan or trust to a material tax or penalty on prohibited transactions imposed under Code Section 4975 or ERISA;

     (2) None of the Plans maintained at any time by any Borrower or any Guarantor which are Pension Plans or the trusts created thereunder has been terminated; nor has any such Plan of any Borrower or any Guarantor incurred any liability to the PBGC established pursuant to ERISA, other than for required insurance premiums which have been paid when due; neither any Borrower nor any Guarantor has withdrawn from or caused a partial withdrawal to occur with respect to any Multiemployer Plan within the meaning of Sections 4203 and 4204 of ERISA; each Borrower and each Guarantor has made or provided for all contributions to all Pension Plans which they maintain and which are required as of the most recent fiscal year under each such Plan; neither any Borrower nor any Guarantor has incurred any accumulated funding deficiency, whether or not waived; nor has there been any Reportable Event, or other event or condition, which presents a material risk of termination of any such Plan by the PBGC;

     (3) The present value of all accrued benefits under the Pension Plans did not, as of the most recent valuation date for each such Plan, exceed the then current value of the assets of such Plan allocable to such accrued benefits;

     (4) The consummation of the Revolving Credit Loans provided for in Article II will not involve any prohibited transaction, as defined in Section 406 of ERISA;

     (5) Each Plan of each Borrower and each Guarantor has been administered in accordance with its terms and is in compliance in all material respects with all applicable requirements of ERISA and other applicable laws, regulations and rulings where failure to comply would result in material liability or obligation; and

     (6) There has been no withdrawal liability incurred with respect to any Multiemployer Plan by any Borrower or any of its ERISA Affiliates, or any Guarantor.

     SECTION 7.13. Subsidiaries. The Borrowers have no Subsidiaries on the Closing Date, except as set forth on Schedule 7.13 hereto.

     SECTION 7.14. Permits, etc. Each of the Borrowers and its Subsidiaries possesses all material licenses, approvals and consents of Federal, state and local governments and regulatory authorities as required to conduct properly its business.

     SECTION 7.15. Financial Condition. The unaudited, Consolidated balance sheet of the Parent and its Subsidiaries as of April 30, 1995 and the unaudited statement of operations, shareholder's equity and changes in financial position for the three (3) month period ended on such date (the 'Financial Statements'), copies of which have heretofore been furnished to the Agent, present fairly the financial condition of the Parent and its Subsidiaries on a Consolidated basis as at such dates, and the results of its operations and change in financial position for such three (3) month period. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved.

     SECTION 7.16. Compliance with Environmental Laws. (i) The operations of the Borrowers and their Subsidiaries comply in all material respects with all applicable Environmental Laws; (ii) neither the Borrowers nor their Subsidiaries or any of their present facilities or operations, or to the knowledge of the Borrowers and their Subsidiaries, their past facilities or operations, are subject to any judicial proceeding or administrative proceeding or any outstanding written order or agreement with any governmental authority or private party respecting (a) any Environmental Law, (b) any Remedial Work, or
(c) any Environmental Claims arising from the Release of a Contaminant into the environment; (iii) to the best of the knowledge of the Borrowers and their Subsidiaries, none of their operations is the subject of any Federal or state investigation evaluating whether any Remedial Work is needed to respond to a Release of any Contaminant into the environment; (iv) neither the Borrowers nor any of their Subsidiaries nor, to the best of the knowledge of the Borrowers and their Subsidiaries, any predecessor of the Borrowers or any of their Subsidiaries, has filed any notice under any Environmental Law indicating past or present treatment, storage, or disposal of a Hazardous Material or reporting a spill or Release of a Contaminant into the environment; (v) to the best of the knowledge of the Borrowers and their Subsidiaries, neither the Borrowers nor any of their Subsidiaries has any contingent liability in connection with any Release of any Contaminant into the environment; (vi) none of the operations of the Borrowers or any of their Subsidiaries involves the generation, transportation, treatment, storage or disposal of Hazardous Materials that would require a permit or interim status under Environmental Law; (vii) neither the Borrowers nor any of their Subsidiaries has disposed of any Contaminant by placing it in or on the ground or waters of any premises owned, leased or used by any of them and to the knowledge of the Borrowers and their Subsidiaries, neither has any lessee, prior owner, or other Person; (viii) no underground storage tanks or surface impoundments are on any property of the Borrowers and their Subsidiaries; and (ix) no Lien in favor of any governmental authority for
(A) any liability under any Environmental Law or regulation, or (B) damages arising from or costs incurred by such governmental authority in response to a Release of a Contaminant into the environment, has been filed or attached to the property of the Borrowers and their Subsidiaries.

VIII.  AFFIRMATIVE COVENANTS

     Each Borrower, jointly and severally, covenants and agrees with the Agent and each Lender that, so long as this Agreement shall remain in effect, or any Obligation shall remain outstanding or unpaid or any Letter of Credit shall remain outstanding, it will, and will cause each of its Subsidiaries to:

     SECTION 8.01.  Financial  Statements and Other Information.  Furnish to the
Agent:

     (a) as soon as practicable and in any event within 45 days after the close of each of the first three quarters of each fiscal year of the Parent, a Consolidated and consolidating balance sheet of the Parent and its Subsidiaries, a Consolidated and consolidating statement of income of the Parent and its Subsidiaries, a Consolidated and consolidating statement of cash flows of the Parent and its Subsidiaries, as at the end of and for the period commencing at the end of the previous fiscal year and ending with such quarter, setting forth for each such period in comparative form the corresponding figures for the appropriate period of the preceding fiscal year, all in reasonable detail together with a certificate of the Financial Officer of the Parent stating that such financial statements are true and correct in all material respects, subject to normal recurring year-end audit adjustments, and have been prepared in accordance with GAAP;

     (b) as soon as practicable and in any event within 90 days after the close of each fiscal year of the Parent, a Consolidated and consolidating balance sheet of the Parent and its Subsidiaries, a Consolidated and consolidating statement of income of the Parent and its Subsidiaries, and a Consolidated and consolidating statement of cash flows of the Parent and its Subsidiaries, as at the end of and for the fiscal year just closed, setting forth the corresponding figures of the previous fiscal year in comparative form all in reasonable detail, and, with respect to the consolidating statements, a certificate signed by the Financial Officer of the Parent stating that such financial statements are true and correct in all material respects, and have been prepared in accordance with GAAP, and, with respect to the Consolidated statements, certified, without any qualification deemed material by the Agent and Required Lenders, by Arthur Andersen LLP or other independent public accountants selected by the Parent and reasonably satisfactory to the Agent; and concurrently with such Consolidated financial statements, a written statement signed by such independent public accountants to the effect that, in making the examination necessary for their certification of such financial statements, nothing has come to their attention which would indicate the existence of any Event of Default or Default, or, if such independent public accountants shall have obtained from such examination any such knowledge, they shall disclose in such written statement the Event of Default or Default and the nature thereof;

     (c) as soon as practicable and in any event within 30 days after the close of each calendar month, an unaudited Consolidated and consolidating balance sheet of the Parent and its Subsidiaries, an unaudited Consolidated and consolidating statement of income of the Parent and its Subsidiaries, and an unaudited consolidated and consolidating statement of cash flows of the Parent and its Subsidiaries as at the end of and for the period commencing at the end of the previous fiscal year and ending with such month just closed, in each case prepared by the management of the Parent, setting forth in comparative form the corresponding figures for the appropriate period of the preceding fiscal year, all in reasonable detail together with a certificate signed by the Financial Officer of the Parent stating that such financial statements are true and correct, subject to normal recurring year-end audit adjustments, and have been prepared in accordance with GAAP;

     (d) promptly upon receipt thereof, copies of all financial reports (including, without limitation, management letters), if any, submitted to the Parent or any Borrower or any of their respective Subsidiaries by its auditors, in connection with each annual or interim audit or review of its books by such auditors;

     (e) promptly upon the issuance thereof, copies of all reports, if any, to the Securities and Exchange Commission or any securities exchange, and all reports, notices or statements sent by any Borrower or the Parent to the holders of any Indebtedness of the Borrowers or Parent or to the trustee under any indenture under which the same is issued;

     (f) (i) concurrently with the delivery of the financial statements required to be furnished by Sections 8.01(a), 8.01(b) and 8.01(c) hereof, a certificate signed by a Responsible Officer of the Parent, (x) stating that a review of the activities of the Parent and its Subsidiaries during such quarter or fiscal year, as the case may be, has been made under his or her immediate supervision with a view to determining whether the Borrowers have observed, performed and fulfilled all of their obligations under this Agreement, (y) stating that there existed during such quarter or fiscal year no Event of Default and no Default or if any such Event of Default or Default did exist, specifying the nature thereof, the period of existence thereof and what action the Parent and the Borrowers propose to take, or have taken, with respect thereto and (z) setting forth computations in reasonable detail satisfactory to the Agent demonstrating compliance with the covenants contained in Sections 9.01, 9.02, 9.05, 9.06 and
9.07 hereof, and with Section 14 of the Parent Guaranty, and (ii) promptly upon the occurrence of any

Default or Event of Default, a certificate signed by a Responsible Officer of the Parent specifying the nature thereof and the action the Parent proposes to take or has taken with respect thereto;

     (g)  promptly  upon  the  commencement  thereof,   written  notice  of  any
litigation, including arbitrations, and of any proceedings before any governmental agency which would, if successful, materially affect the Parent or any of its Subsidiaries or where the amount involved exceeds $250,000;

     (h) with reasonable promptness, such other information respecting the business, operations and financial condition of the Parent or any of its Subsidiaries as the Agent may from time to time reasonably request;

     (i) as soon as practicable and in any event within 30 days after the close of each calendar month a report with respect to inventory in such detail as the Agent shall require;

     (j) immediately upon becoming aware of any development or other information which could reasonably be expected to materially and adversely affect the properties, business, prospects, profits or condition (financial or otherwise) of the Parent or any of its Subsidiaries or the ability of the Borrowers to perform or comply with this Agreement or to pay any of the Obligations, telephonic or telegraphic notice specifying the nature of such development or information and such anticipated effect;

     (k) within 30 days prior to the beginning of each fiscal year of the Parent, a summary of business plans (including, without limitation, monthly profit and loss statements, balance sheets and cash flows, and including underlying assumptions) for the Parent and its Subsidiaries for such fiscal year prepared and approved by the Parent's senior management and otherwise acceptable in form, substance and detail to the Agent.

     (l) at the time of the first Credit Event hereunder and as soon as practicable after the close of each calendar month, and at such other time or times as the Agent shall request, a certificate (a 'Borrower's Certificate') for each Borrower, dated such date or the date of such Credit Event, as the case may be, calculating the Borrowing Base for such Borrower, in a form satisfactory to the Agent, such certificate to be signed by the Financial Officer of each applicable Borrower, together with documentation supporting the figures contained therein in form, detail and substance reasonably satisfactory to the Agent; and

     (m) at the request of the Agent, operating reports (and such other reports as the Agent shall reasonably request) relating to the operation of each store operated by the Borrowers, in each case acceptable in form, substance and detail to the Agent and prepared by the Parent's management, setting forth the period of time the applicable Borrower has operated each such store (i.e., one year, two years, three years or greater than three years) as well as comparative figures as against actual results for each such store for the comparable period during the prior year.

     The Agent is hereby authorized to deliver a copy of any financial statement or any other information relating to the business, operations or financial condition of the Parent or any of its Subsidiaries which may be furnished to hereunder or otherwise, to any court, regulatory body or agency having jurisdiction over the Agent or any Lender or to any Persons which shall, or shall have any right or obligation to, succeed to all or any part of the Agent's or any Lender's interest in the Revolving Credit Loans, this Agreement and any Collateral.


     The Borrowers hereby agree to provide each Lender upon request with a copy of any statements, reports or other information provided to the Agent in accordance with this Section 8.01 which the Agent has failed to provide to such Lender.

     SECTION 8.02. Corporate Existence, etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, rights and franchises.

     SECTION 8.03. Compliance with Laws, etc. Comply in all material respects, and cause each of its Subsidiaries to comply in all material respects, with all applicable laws, rules, regulations and orders, and duly observe in all material respects, and cause each of its Subsidiaries to duly observe in all material respects, all requirements of governmental authorities (including, without limitation, ERISA and the rules and regulations thereunder), and all statutes, rules and regulations relating to environmental pollution and to public and employee health and safety.

     SECTION 8.04. Payment of Taxes and Claims, etc. Pay, and cause each of its Subsidiaries to pay, in accordance with sound business practice, (i) all taxes, assessments and governmental charges imposed upon it or upon its property when the same becomes due and payable, and (ii) all material claims (including without limitation claims for labor, materials, supplies or services) which might, if unpaid, become a Lien upon its property, unless, in each case, the validity or amount thereof is being contested in good faith by appropriate proceedings, the applicable Borrower or such Subsidiary has maintained adequate reserves with respect thereto and no Liens have attached to the Collateral or any  portion  thereof  (except  Liens which are  permitted  under  Section  9.03 thereof).

     SECTION 8.05. Keeping of Books; Visitation, Inspection, etc. (a) Keep, and cause each of its Subsidiaries to keep, proper books of record and account, containing complete and accurate entries of all financial and business transactions of each Borrower and each of its Subsidiaries.

     (b) Permit any representative of the Agent to visit and inspect any of its property, to conduct appraisals of any of its property, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with its officers, and cause its Subsidiaries to do the foregoing, all the foregoing to be at Borrowers' expense and to be at such times during normal business hours and as often as the Agent may reasonably request. The Agent shall give the Lenders reasonable advance notice of its intent to do any of the acts set forth in the prior sentence and any such Lender may, in the discretion of the Agent, send a representative (at such Lender's expense) to accompany the Agent's representative.

     SECTION 8.06. Insurance. (a) (i) Keep all of its properties adequately insured, and cause each of its Subsidiaries to keep its properties adequately insured, at all times with responsible insurance carriers, in amounts and pursuant to insurance policies acceptable to the Agent, against loss or damage by fire and other hazards, (ii) maintain adequate insurance, and cause each of its Subsidiaries to maintain adequate insurance, at all times with responsible insurance carriers, in amounts and pursuant to insurance policies acceptable to the Agent against liability on account of damage to Persons and property and under all applicable workers' compensation laws and (iii) maintain adequate insurance, and cause each of its Subsidiaries to maintain adequate insurance, covering such other risks as the Agent may reasonably request. All insurance covering tangible property subject to a Lien in favor of the Agent on behalf of the Lenders granted pursuant to this Agreement or under any other Loan Document shall provide that, in the case of each separate loss the full amount of insurance proceeds with respect thereto shall be payable to the Agent, as secured party on behalf of the Lenders, or otherwise as its interests may appear, to be applied in accordance with Section 3.02 hereof, and shall further
(i) provide for at least 30 days' prior written notice to the Agent of the cancellation or substantial modification thereof, (ii) provide that, in respect of the interests of the Agent and the applicable Borrower or such Subsidiary, as the case may be, such insurance shall not be invalidated by any action or inaction of such Borrower or such Subsidiary, as the case may be, or any other Person, (iii) insure the interests of the Agent and Lenders regardless of any breach of or violation by such Borrower or such Subsidiary, as the case may be, or any other Person of any warranties, declarations, or conditions contained in such insurance and (iv) provide that the Agent shall have the right (but not the obligation) to cure any default by such Borrower or such Subsidiary under such insurance. Each liability policy required pursuant to this Section 8.06 shall name the Agent on behalf of the Lenders as an additional insured and shall be primary without right of contribution from any other insurance which is carried by the Agent or any Lender to the extent that such other insurance provides it with contingent and/or excess liability insurance with respect to its interest as such in the Collateral and shall expressly provide that all of the provisions thereof, except the limits of liability (which shall be applicable to all insureds as a group) and except liability for premiums (which shall be solely a liability of the Borrowers or applicable Subsidiary), shall operate in the same manner as if there were a separate policy covering each insured.

     (b) The Borrowers shall, from time to time upon request of the Agent, promptly furnish or cause to be furnished to the Agent evidence, in form and substance satisfactory to the Agent, of the maintenance of all insurance required to be maintained by Section 8.06(a) hereof, including, but not limited to, such originals or copies as the Agent may request of policies, certificates of insurance, riders and endorsements relating to such insurance and proof of premium payments.

     SECTION 8.07. Properties in Good Condition. Keep its properties, and cause each of its Subsidiaries to keep its properties, in good repair, working order and condition (reasonable wear and tear excepted) and, from time to time, make all needful and proper repairs, renewals, replacements, additions and improvements thereto, so that the business carried on may be conducted at all times in accordance with prudent business management.

     SECTION 8.08. Pay Obligations to Agent and Lenders and Perform Other Covenants. (a) Make full and timely payment of the Obligations, including without limitation the Revolving Credit Loans, whether now existing or hereafter arising, (b) duly comply with all the terms and covenants contained in each of the instruments and documents given to or in favor of the Agent and/or Lenders in connection with or pursuant to this Agreement or any other Loan Document, all at the times (giving effect to applicable grace periods, if any) and places and in the manner set forth therein, and (c) except for the filing of continuation statements and the making of other filings by the Agent on behalf of the Lenders as secured party or assignee, at all times take all action requested by the Agent which is reasonably necessary to maintain the Liens and security interests provided for under or pursuant to this Agreement as valid and perfected first priority liens on the property intended to be covered thereby (subject only to Liens expressly permitted hereunder) and supply all information to the Agent necessary for such maintenance.

     SECTION 8.09. Notice of Default. Promptly notify the Agent in writing of any default, or event, condition or occurrence which with notice or lapse of time, or both, would constitute a default under any agreement for borrowed money to which the Parent, any Borrower or any Subsidiary of any is a party.

     SECTION 8.10. Further Assurances. At its cost and expense, upon request of the Agent, duly execute and deliver, or cause to be duly executed and delivered, to the Agent such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of the Agent to carry out more effectually the provisions and purposes of this Agreement.

     SECTION 8.11. ERISA. Deliver to the Agent, promptly after (i) any Borrower or ERISA Affiliate knows or has reason to know of the occurrence thereof, notice that an ERISA Termination Event or a 'prohibited transaction,' as such term is defined in Code Section 4975 (other than a prohibited transaction for which there exists a statutory or administrative exemption), with respect to any Plan has occurred, which such notice shall specify the nature thereof and the Borrowers' proposed response thereto, and (ii) actual knowledge thereof, copies of any notice of the PBGC's intention to terminate, or to have a trustee appointed to administer, any Plan.

     SECTION 8.12. Use of Proceeds. Use the proceeds of the Credit Events only for the purposes set forth in Article VI hereof.

     SECTION  8.13.  Environmental  Laws.  (a)  Comply,  and  cause  each of its
Subsidiaries to comply, in all material respects with the provisions of all Environmental Laws, and shall keep its properties and the properties of its Subsidiaries free of any Lien imposed pursuant to any Environmental Law. No Borrower shall cause or suffer or permit, or shall suffer or permit any of its Subsidiaries to cause or suffer or permit, the property of the Borrowers or their Subsidiaries to be used for the generation, production, processing, handling, storage, transporting or disposal of any Hazardous Material, except for Hazardous Materials used in the ordinary course of business of the Borrowers and disclosed in Schedule 8.13 hereto, in which case such Hazardous Materials shall be used, stored, generated, treated and disposed of only in compliance with Environmental Law.

     (b) Supply to the Agent copies of all submissions by any Borrower or any of its Subsidiaries to any governmental body and notify the Agent of the preparation of any reports of environmental audits and of other environmental tests, studies or assessments (including the data derived from any sampling or survey of asbestos, soil, or subsurface or other materials or conditions) that may be conducted or performed (by or on behalf of any Borrower or any of its Subsidiaries) on or regarding the properties owned, operated, leased or occupied by any Borrower or any of its Subsidiaries or regarding any conditions that might have been affected by Hazardous Materials on or Released or removed from such properties, and supply such to the Agent upon the Agent's request. Each Borrower shall also permit and authorize, and shall cause its Subsidiaries to permit and authorize, the consultants, attorneys or other Persons that prepare such submissions or reports or perform such audits, tests, studies or assessments to discuss such submissions, reports or audits with the Agent and the Lenders, with prior notice to the Borrowers.

     (c) Promptly (and in no event more than two Business Days after any Borrower becomes aware or is otherwise informed of such event) provide oral and written notice to the Agent upon the happening of any of the following:

         (i) any Borrower, any Subsidiary of any Borrower, or any tenant or other occupant of any property of any Borrower or such Subsidiary receives notice of any claim, complaint, charge or notice of a violation or potential violation of any Environmental Law;

         (ii) there has been a spill or other Release of Hazardous Materials upon, under or about or affecting any of the properties owned, operated, leased or occupied by any Borrower or any of its Subsidiaries, or Hazardous Materials at levels or in amounts that may have to be reported, remedied or responded to under Environmental Law are detected on or in the soil or groundwater;

         (iii) any Borrower or any of its Subsidiaries is or may be liable for any costs of cleaning up or otherwise responding to a Release of Hazardous Materials;

         (iv) any part of the properties owned, operated, leased or occupied by any Borrower or any of its Subsidiaries is or may be subject to a Lien under any Environmental Law; or

         (v) any Borrower or any of its Subsidiaries undertakes any Remedial Work with respect to any Hazardous Materials.

     (d) Timely undertake and complete any Remedial Work required by any Environmental Law.

     (e) Without in any way limiting the scope of Section 13.04(c) and in addition to any obligations thereunder, each Borrower hereby indemnifies and agrees to hold the Agent and the Lenders harmless from and against any liability, loss, damage, suit, action or proceeding arising out of its business or the business of its Subsidiaries pertaining to Hazardous

Materials, including, but not limited to, claims of any governmental body or any third Person arising under any Environmental Law or under tort, contract or common law. To the extent laws of the United States or any applicable state or local law in which property owned, operated, leased or occupied by any Borrower or any of its Subsidiaries is located provide that a Lien upon such property of such Borrower or such Subsidiary may be obtained for the removal of Hazardous Materials which have been or may be Released, no later than sixty days after notice is given by the Agent to such Borrower or such Subsidiary, such Borrower or such Subsidiary shall deliver to the Agent a report issued by a qualified third party engineer certifying as to the existence of any Hazardous Materials located upon or beneath the specified property. To the extent any Hazardous Materials located therein or thereunder either subject the property to Lien or require removal to safeguard the health of any Persons, the removal thereof shall be an affirmative covenant of the Borrowers hereunder.

     (f) In the event that any Remedial Work is required to be performed by any Borrower or any of its Subsidiaries under any applicable Environmental Law, any judicial order, or by any governmental entity, such Borrower or such Subsidiary shall commence all such Remedial Work at or prior to the time required therefor under such Environmental Law or applicable judicial orders and thereafter diligently prosecute to completion all such Remedial Work in accordance with and within the time allowed under such applicable Environmental Laws or judicial orders, except where the necessity of the conduct of Remedial Work is being contested in good faith in the manner provided by law.

     SECTION 8.14. Operating Accounts. Maintain at all times its principal operating account(s) with The Provident Bank or such other bank as shall have entered into a blocked account agreement satisfactory to the Agent.


IX.  NEGATIVE COVENANTS

     Each Borrower, jointly and severally, covenants and agrees with the Agent and each Lender that, so long as this Agreement shall remain in effect, or any Obligation shall remain outstanding or unpaid or any Letter of Credit shall remain outstanding, it will, and will cause each of its Subsidiaries to:

     SECTION 9.01. Financial Covenants.

     (a) Total Liabilities/Net Worth Ratio. Permit or suffer the ratio of (i) Total Liabilities of the Parent and its Subsidiaries on a Consolidated basis to
(ii) Net Worth of the Parent and its Subsidiaries on a Consolidated basis, at any time to exceed 3.00:1.00.

     (b) Fixed Charge Coverage Ratio. Permit or suffer the ratio (the 'FC Ratio') of (i) EBITDA to (ii) the sum of (w) scheduled principal payments on Indebtedness, (x) capital expenditures made or committed (less any such expenditures made with Capex Financing Proceeds), (y) tax expense and (z) Interest Expense, each for the Parent and its Subsidiaries on a Consolidated basis, at any time to be less than 1.00:1.00; provided, however, that the Borrowers shall not be required to comply with the FC Ratio set forth above in the event that: (i) Undrawn Availability at all times is greater than $25,000,000; provided, that if Undrawn Availability at any time shall be $25,000,000 or less, then compliance with the FC Ratio shall be required at all times thereafter unless Undrawn Availability shall subsequently increase to more than $25,000,000 and shall remain at more than $25,000,000 for twelve consecutive months, in which event compliance with the FC Ratio shall not be required commencing with the end of such twelve consecutive month period and shall not be required again until such time, if any, as Undrawn Availability shall decrease to $25,000,000 or less; or (ii) EBITDA of the Parent and its Subsidiaries on a Consolidated basis is not less than (x) $7,981,000 in the aggregate for the two fiscal quarters ending July 31, 1995, (y) $11,945,000 in the aggregate for the three fiscal quarters ending October 31, 1995, and (z) the aggregate amounts specified below for the four fiscal quarters ending on the dates indicated:




                  Period                                      Amount
                  -------                                     ------

                  January 31, 1996                            $24,869,000
                  April 30, 1996                               25,490,000
                  July 31, 1996                                25,775,000
                  October 31, 1996                             25,825,000

                  January 31, 1997                             28,667,000
                  April 30, 1997                               29,325,000
                  July 31, 1997                                30,124,000
                  October 31, 1997                             30,728,000

                  January 31, 1998                             33,368,000
                  April 30, 1998                               33,906,000
                  July 31, 1998                                34,559,000
                  October 31, 1998                             35,097,000

                  January 31, 1999                             37,211,000
                  April 30, 1999                               37,796,000
                  July 31, 1999                                38,508,000
                  October 31, 1999                             39,094,000

                  January 31, 2000                             41,395,000

     SECTION 9.02. Indebtedness. Create, incur, assume or suffer to exist, contingently or otherwise, or permit any of its

Subsidiaries to create, incur, assume or suffer to exist, contingently or otherwise, any Indebtedness, other than:

         (i) Indebtedness to the Agent and Lenders hereunder and under the Revolving Notes;

         (ii) unsecured current liabilities (not the results of borrowing) incurred in the ordinary course of business and not represented by any note, bond, debenture or other evidence of Indebtedness;

         (iii) Indebtedness incurred in any fiscal year of the Borrowers for capital expenditures secured by Liens permitted under Section 9.03(ii) hereof in an amount which in the aggregate, shall not exceed $25,000,000 in any fiscal year; provided, however, that for purposes of compliance with this clause (iii), Indebtedness shall be deemed to have been incurred in a fiscal year if not later than the immediately succeeding July 31, the Borrowers shall have incurred such Indebtedness in order to refinance capital expenditures made during such fiscal year just ended; and

         (iv) Indebtedness described on Schedule 9.02 hereof, but not the extension, renewal or increase in amount thereof.

     Section 9.03. Liens. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on any of its property now owned or hereafter acquired other than:

         (i) Liens existing on the date hereof and disclosed in Schedule 9.03 hereto, but not any extension, renewal or increase in the amount thereof;

         (ii) purchase money mortgages or other purchase money Liens (including, without limitation, finance leases) upon any fixed or capital assets hereafter acquired, or Liens (including, without limitation, finance leases) on any such assets hereafter acquired or existing at the time of acquisition of such assets, whether or not assumed, so long as (a) any such Lien does not extend to or cover any other asset of the Borrowers or any of their Subsidiaries, (b) such Lien secures the obligation to pay the purchase price of such asset (or the obligation under such finance lease) only and (c) the principal amount secured by each such Lien does not exceed the unpaid purchase price for such asset; provided, however, that no Liens (except in favor of the Agent) shall be permitted on any stock or assets acquired in a Permitted Acquisition;

         (iii) carriers', warehousemen's, mechanics', materialmen's, repairmen's, or other like Liens arising in the ordinary course of business securing sums which are not overdue or as to which the validity or amount thereof is being diligently contested in good faith by appropriate proceedings and adequate reserves to the extent required by GAAP have been established with respect thereto;

         (iv)  pledges  or  deposits  to  secure   obligations  under  workmen's
     compensation laws or similar legislation;

         (v) pledges or deposits to secure performance in connection with bids, tenders, contracts (other than contracts for the payment of money) or leases made in the ordinary course of business to which the Borrowers or any of their Subsidiaries are a party as lessee;

         (vi) deposits to secure public or statutory obligations of the Borrowers or any of their Subsidiaries;

         (vii) deposits to secure surety, appeal or customs bonds in proceedings to which the Borrowers or any of their Subsidiaries are a party;

         (viii) statutory landlord's liens under leases to which the Borrowers or any of their Subsidiaries are a party;

         (ix) Liens arising out of judgments or awards in respect of which the Borrowers or any of their Subsidiaries, as the case may be, shall in good faith be prosecuting an appeal or proceeding for review and in respect of which the Borrowers or their Subsidiaries, as the case may be, shall have secured a subsisting stay of execution pending such appeal or proceedings for review, provided adequate reserves shall have been created therefor in accordance with GAAP, and provided further that any such Lien shall not have a priority senior to that in favor of the Agent on behalf of the Lenders with respect to any Collateral;

         (x) licenses, easements, rights-of-way, restrictions on the use of real property or minor irregularities in title thereto and other similar charges or encumbrances not materially adversely interfering with the ordinary conduct of the business of the Borrowers or any of their Subsidiaries and not materially adversely impairing the value of the affected property; and

         (xi) Liens in favor of the Agent on behalf of the Lenders.

     SECTION 9.04. Mergers, Sales, Dissolution, etc. (a) Merge or consolidate with, or permit any of its Subsidiaries to merge or consolidate with, any other Person, (b) assign, transfer, sell, lease or otherwise dispose of, or permit any of its Subsidiaries to assign, transfer, sell, lease or otherwise dispose of, all or any of its property or assets to any other Person other than (i) sales of inventory in the ordinary course of business, (ii) sales of obsolete or unmerchantable goods or equipment and fixtures or assets which the Borrowers or any Subsidiary in the exercise of sound business judgment determines to be obsolete or no longer useful in the operation of its business, (iii) leases of any closed stores, and (iv) partial leases or subleases of any operating stores,
(c) change the nature of its business, or wind up, liquidate or dissolve, or (d) agree to do any of the foregoing, or permit any of its Subsidiaries to do so.

     SECTION 9.05. Dividends, etc. Declare or pay any dividends, whether in cash, property, securities or a combination thereof or directly or indirectly redeem, purchase, retire or otherwise acquire for value any shares of capital stock or set aside any amount for any such purpose, or make any principal payment or prepayment or redemption payment or defeasance payment on account of Indebtedness for borrowed money (other than prepayments and payments permitted or required hereunder with respect to the Loan and regularly scheduled payments (but not prepayments) on account of purchase money financing permitted in accordance with Sections 9.02(iii) hereof), or acquire any such Indebtedness for borrowed money, or agree to do any of the foregoing, or permit any Subsidiary to do or agree to do any of the foregoing, except that so long as no Default or Event of Default shall have occurred and be continuing, or would occur under any other Section of this Agreement after giving effect to the following, the Borrowers shall be permitted to: (i) (x) dividend monies to the Parent and (y) make payments to the Parent constituting repayment of loans from Parent to Borrowers listed on Schedule 9.02 hereto, in each case such monies to be used by the Parent solely for Stock Repurchases and Permitted Acquisitions pursuant to and in compliance with Section 14(g) of the Parent Guaranty; and (ii) dividend to the Parent in any fiscal year not more than 50% of the Net Income of the Borrowers for the fiscal year just ended; provided, however, that, for purposes of clause (ii), (x) no such dividend payment(s) shall be made to Parent less than 10 days after delivery to the Agent of the annual financial statements for the fiscal year just ended required pursuant to Section 8.01(a) hereof and (y) such dividends shall be used by Parent within three (3) days of receipt by Parent or its agent thereof solely to pay dividends to holders of Parent's common stock, any such monies not so used by Parent to be immediately returned to the applicable Borrower.

     SECTION 9.06. Investments, Loans, etc. Lend or advance money, credit or property to any Person, or invest in (by capital contribution, creation of Subsidiaries or otherwise), or purchase or repurchase the stock or Indebtedness, or all or a substantial part of the assets or properties, of any Person, or enter into any exchange of securities with any Person, or guaran-


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


tee, assume, endorse or otherwise become responsible for (directly or indirectly or by any instrument having the effect of assuring any Person's payment or performance or capability) the Indebtedness, performance, obligations, stock or dividends of any Person, or agree to do any of the foregoing, or permit or suffer any Subsidiary to do so, except:

         (i) endorsement of negotiable instruments for deposit or collection in the ordinary course of business;

         (ii) investments in the stock of any presently existing Subsidiary, provided that the Borrowers may not make loans to or investments in such Subsidiaries after the Closing Date;

         (iii) investments representing stock or obligations issued to the Borrowers or any of their Subsidiaries in settlement of claims against any other Person by reason of a composition or readjustment of debt or a reorganization of any debtor of any Borrower or such Subsidiary;

         (iv) investments in readily marketable, direct obligations of the Government of the United States of America or readily marketable obligations guaranteed by the Government of the United States of America, maturing not more than six months after the date of the purchase thereof and pledged to the Agent;

         (v) investments in (x) certificates of deposit, issued by any Lender or any domestic office of any commercial lender organized under the laws of the United States of America or any State thereof which has a combined capital, surplus and undivided profits of not less than $2,500,000,000, maturing in six months or less after the date of purchase thereof and (y) open market commercial paper issued by any corporation organized and doing business under the laws of the United States of America or any state thereof with a maturity not in excess of six months after the date of purchase thereof which has the highest credit rating by either Standard & Poor's Rating Group and pledged to the Agent or Moody's Investors Service, Inc. and pledged to the Agent;

         (vi) the investments described on Schedule 9.06 hereto, but not any increase or renewal or reinvestment thereof, provided that within a reasonable period of time the Borrower shall reinvest such investments in the investments permitted under Section 9.06(ii)-(iv); and

         (vii) so long as no Default or Event of Default shall have occurred and be continuing or would occur after giving effect thereto, loans and advances to the Parent in order to enable the Parent to make Stock Repurchases and

Permitted Acquisitions  pursuant to, and subject to the conditions set forth in,
Section 14(g) of the Parent Guaranty.


     SECTION 9.07. Capital Expenditures. Make or be committed to make, or permit any of its Subsidiaries to make or be committed to make, directly or indirectly, any expenditures for fixed or capital assets, or make or permit total commitments for all such expenditures, in excess of the Permitted Capital Expenditures Amount.

     SECTION 9.08. Lease-Backs. Enter into any arrangements, directly or indirectly, with any Person, whereby any Borrower or any of its Subsidiaries shall sell or transfer any property, whether now owned or hereafter acquired, used or useful in its business, in connection with the rental or lease of the property so sold or transferred or of other property which the Borrower or such Subsidiary intends to use for substantially the same purpose or purposes as the property so sold or transferred; provided, however, that the Borrowers shall be permitted in the ordinary course of business and not in contravention of any other Section of this Agreement or any other Loan Document to sell any property not constituting Collateral for fair market value and lease such property back on market terms.

     SECTION 9.09. Compromise of Receivables. Compromise or adjust any of the Receivables (or extend the time for payment thereof) or grant any discounts, allowances or credits thereon, other than in the normal course of business.

     SECTION 9.10. Transactions with Affiliates. Directly or indirectly (i) purchase, acquire or lease any material property from, (ii) sell, transfer or lease any material property to, or (iii) except as contemplated by Section 9.06(vii), lend to or borrow any money from, any partner, Affiliate, director, officer, agent or employee of any Borrower, or any relative thereof, or any Person in which any one or more of such directors or officers have directly or indirectly in the aggregate more than a 5% beneficial interest, except with respect to activities specified in clauses (i) and (ii), at prices and on terms not less favorable to the Borrowers than that which would have been obtained in an arm's-length transaction with a non-affiliated third party.

     SECTION 9.11. Compliance with ERISA. With respect to all Plans maintained by any Borrower or any of its ERISA Affiliates, (a) terminate any Pension Plan so as to incur any liability to the PBGC, (b) allow or suffer to exist any prohibited transaction involving any Plans or any trust created thereunder which would subject any Borrower or its ERISA Affiliate to a material tax or penalty or other liability on prohibited transactions imposed under Code Section 4975 or ERISA, (c) fail to pay to any Plan any contribution which it is obligated to pay under the terms of such Plan, (d) allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any Plan,
(e) allow or suffer to exist any occurrence of a Reportable Event or any other event or condition which presents a material risk of termination by the PBGC of any Plan that is a Single Employer Plan (as defined in ERISA), which termination could result in any liability to the PBGC or (f) incur any withdrawal liability with respect to any Multiemployer Plan.

     SECTION 9.12. Fiscal Year. Have a fiscal year ending other than on January 31 in any year.

     SECTION 9.13. Subsidiaries. Acquire or create any Subsidiaries other than those set forth in Schedule 7.13 hereto.

     SECTION 9.14. Management Fees, etc. Make any payments to any Person in respect of management fees or any other similar fees.

                  SECTION 9.15. Sales of Receivables. Sell, assign, discount, transfer, or otherwise dispose of any accounts receivable, promissory notes, drafts or trade acceptances or other rights to receive payment held by it, with or without recourse, except for the purpose of collection or settlement in the ordinary course of business.


X.  EVENTS OF DEFAULT

     SECTION 10.01. Events of Default. If any one or more of the following events (herein called 'Events of Default') shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), and upon written notice of such event (other than the events set forth in paragraphs (e) and (f) hereof) by the Agent to the Parent, that is to say:

     (a) if default shall be made in the due and punctual payment of the principal of or interest on the Revolving Credit Loans, or in the due and punctual payment of any fees or other amounts payable hereunder, or under the Notes or under any Letter of Credit when and as the same shall become due and payable (whether at maturity, by acceleration or otherwise); or

     (b) if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in this Agreement (other than as described in clause (a) above) or any other Loan Document and (except with respect to defaults under Sections 8.01, 8.04, 8.05(b), 8.06(a),


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

8.09 and Article IX hereof as to which no lapse of time shall be applicable) such default shall continue unremedied for thirty or more days after notice thereof has been given by the Agent, or if this Agreement or any other Loan Document shall terminate, be terminable or be terminated or become void or unenforceable for any reason whatsoever without the prior written consent of the Agent; or

     (c) if a default shall occur (i) in the payment of any principal, interest or premium with respect to any Indebtedness for borrowed money or any obligation which is the substantive equivalent thereof (including, without limitation, obligations under conditional sales contracts, finance leases and the like) of the Borrowers or the Parent or any of its Subsidiaries or (ii) under any agreement or instrument under or pursuant to which any such Indebtedness or obligation may have been issued, created, assumed, guaranteed or secured by the Borrower or the Parent or any of its Subsidiaries, and such default shall permit the acceleration of such Indebtedness or obligation or if any such Indebtedness or obligation shall be declared due and payable prior to the stated maturity thereof or shall not be paid in full at the stated maturity thereof, provided that the aggregate amount of all Indebtedness or obligations as to which such a payment default or such other default permitting acceleration shall occur exceeds $250,000; or

     (d) if any representation, warranty or other statement of fact given by the Parent or any Borrower herein or in any writing, certificate, report or statement at any time furnished to the Agent or any Lender pursuant to or in connection with this Agreement or any other Loan Document or otherwise, shall be false or misleading in any material respect when given; or

     (e) if any Borrower or any of its Subsidiaries or the Parent or any of its Subsidiaries shall be unable to pay its debts generally as they become due; file a petition to take advantage of any insolvency act; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; file a petition or answer seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state; or

     (f) if a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of any Borrower or any of its Subsidiaries or the Parent of any of its Subsidiaries or of the whole or any substantial part of its or their properties, or approve a petition filed against any Borrower or any of its Subsidiaries or the Parent or any of its Subsidiaries seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of any Borrower or any of its Subsidiaries or the Parent or any of its Subsidiaries or of the whole or any substantial part of its or their properties; or if there is commenced against any Borrower or any of its Subsidiaries or the Parent or any of its Subsidiaries any proceeding for any of the foregoing relief and such proceeding or petition remains undismissed for a period of 60 days; or if any Borrower or any of its Subsidiaries or the Parent or any of its Subsidiaries by an act indicates its consent to or approval of any such proceeding or petition; or

     (g) if (i) any judgment, remaining unpaid, unstayed or undismissed for a period of 30 or more consecutive days is rendered against any Borrower or the Parent or any of its Subsidiaries which by itself or together with all other such judgments rendered against any Borrower or the Parent or any of its Subsidiaries remaining unpaid, unstayed or undismissed for a period of 30 or more consecutive days, is in excess of $250,000, or (ii) there is any attachment, injunction or execution against any Borrower's or the Parent's or any of its Subsidiaries' properties remaining unstayed or undismissed for a period of 30 or more consecutive days which by itself or together with all other attachments, injunctions and executions against its properties remaining unstayed or undismissed for a period of 30 or more consecutive days is for an amount in excess of $250,000; or

     (h) if (i) any Borrower, any Subsidiary of any Borrower or any ERISA Affiliate shall engage in any prohibited transaction (as defined in Section 8.11 hereof) involving any Plan of any Borrower, (ii) any accumulated funding deficiency, whether or not waived, shall exist with respect to any Single Employer Plan, (iii) a Reportable Event (other than a reportable event for which the statutory notice requirement to the PBGC has been waived by regulation) shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed to administer or to terminate, any Single Employer Plan, which Reportable Event or institution of proceedings is, in the reasonable opinion of the Agent, likely to result in the termination of such Single Employer Plan (as defined in ERISA) for purposes of Title IV of ERISA, and in the case of such a Reportable Event, the continuance of such Reportable Event shall be unremedied for ten days after notice of such Reportable Event pursuant to Section 4043(a), (c) or (d) of ERISA is given or the continuance of such proceedings shall be ten days after commencement thereof, as the case may be, (iv)any Single Employer Plan shall terminate for purposes of Title IV of ERISA (other than under a standard plan termination under Section 4041(b) of ERISA), (v) any Borrower, any Subsidiary of any Borrower or any ERISA Affiliate shall withdraw from a

Multiemployer Plan (as defined in ERISA) for purposes of Title IV of ERISA, and, as a result of any such withdrawal, such Borrower, any Subsidiary of such Borrower or any ERISA Affiliate shall incur withdrawal liability to such Multiemployer Plan, or (vi) any other event or condition shall occur or exist; and in each case of clauses (i) through (vi) of this Section 8.01(h), such event or condition, together with all other such events or conditions, if any, could subject any Borrower, any Subsidiary of any Borrower or any ERISA Affiliate to any tax, penalty or other liabilities that would have a Material Adverse Effect; or

     (i) if any Borrower shall (i) fail to perform or observe any term, provision or condition contained in any Letter of Credit documentation including, without limitation, any 'form of application for irrevocable clean or standby letter of credit, continuing agreement for irrevocable standby letters of credit, reimbursement agreement and security agreement' between NatWest Bank N.A. and any Borrower or (ii) fail to collateralize, with cash or otherwise, any Letter of Credit after a demand has been made therefor;

then, and in any such event and at any time thereafter, if such or any other Event of Default shall then be continuing,

     (A) either or both of the following actions may be taken: (i) the Agent may, and upon written request of the Required Lenders shall, declare the Total Commitment and any obligation to lend hereunder terminated, whereupon the obligation of the Lenders to make further Revolving Credit Loans and the obligation of the Agent and Lenders to issue further Letters of Credit hereunder shall terminate immediately, and (ii) the Agent may, and upon written request of the Required Lenders shall, declare any or all of the Obligations (including, without limitation, any amounts then owing to the Lenders on account of drawings under any Letters of Credit) to be due and payable, and the same, all interest accrued thereon and all other obligations of the Borrowers to the Agent and Lenders hereunder and under the other Loan Documents and Letters of Credit, shall forthwith become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Obligations to the contrary notwithstanding; provided, however, that notwithstanding the above, if there shall occur an Event of Default under clause (e) or (f) above, then the obligation of the Agent and Lenders to lend and issue Letters of Credit hereunder shall automatically terminate and any and all of the Obligations shall be immediately due and payable without any necessary action or notice by the Agent;

     (B) the Agent and the Lenders shall have all of the following rights and remedies in addition to all of the rights and remedies of a secured party under the Uniform Commercial Code and otherwise: the Agent may at any time and from time to time, with or without judicial process or the aid and assistance of others, enter upon any premises in which any Collateral may be located and, without resistance or interference by the Borrowers, take possession of the Collateral, and/or dispose of any Collateral on any such premises, and/or require the Borrowers to assemble and make available to the Agent at the expense of the Borrowers any Collateral at any place and time designated by the Agent which is reasonably convenient to both parties, and/or remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof, and/or sell, resell, lease, assign and deliver or otherwise dispose of any Collateral in its then condition or following any commercially reasonable preparation or processing, at public or private sale or proceedings or otherwise, by one or more contracts, in one or more parcels, at the same or different times, with or without having the Collateral at the place of sale or other disposition, for cash and/or credit, and upon any terms, at such place(s) and time(s) and to such person(s) as the Agent deems best, all without demand, notice or advertisement whatsoever except that where an applicable statute requires reasonable notice of sale or other disposition the Borrowers hereby agree that the sending of five Business Days' notice by ordinary mail, postage prepaid, to the address of the Borrowers provided for in Section 13.01 of this Agreement shall be deemed reasonable notice thereof; if any Collateral is sold by the Agent upon credit or for future delivery, the Agent shall not be liable for the failure of the purchaser to pay for same and in such event the Agent may resell such Collateral; the Agent may buy any Collateral at any public sale and, if any Collateral is of a type customarily sold in a recognized market, or is of the type which is the subject of widely distributed standard price quotations, the Agent may buy such Collateral at private sale so long as such sale is made in a commercially reasonable manner and in each case may make payment therefor by any means; and

     (C) the Agent may in its own discretion or as may be directed in writing by the Required Lenders (but not in any event, in contravention of the terms of Article XI hereof) determine which rights, security, Liens, security interests or remedies at any time shall be pursued, relinquished, subordinated, modified or what other shall be taken with respect thereto, without in any way modifying or affecting any of them or any of the Agent's rights hereunder; and any moneys, deposits, Receivables, balances, or other property of the Borrowers which may come into the Agent's or any Lender's hands at any time or in any manner, may be retained by the Agent or such Lender and applied to any of the Obligations in such order as the Agent shall determine.

     SECTION 10.02. Suits for Enforcement. In case any one or more Events of Default shall occur and be continuing, the Agent may in its own discretion or as may be directed in writing by the Required Lenders (but not in any event, in contravention of the terms of Article XI hereof) proceed to protect and enforce its rights or remedies and those of the Lenders either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein or in any document or instrument delivered in connection with or pursuant to this Agreement, or to enforce the payment of the Obligations or any other legal or equitable right or remedy.

     SECTION 10.03. Rights and Remedies Cumulative. No right or remedy herein conferred upon the Agent or any Lender is intended to be exclusive of any other right or remedy contained herein or if anyinstrument or document delivered in connection with or pursuant to this Agreement, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

     SECTION 10.04. Rights and Remedies Not Waived. No course of dealing between the Borrowers and the Agent or Lenders or any failure or delay on the part of the Agent or Lenders in exercising any rights or remedies hereunder shall operate as a waiver of any rights or remedies of the Agent or Lenders and no single or partial exercise of any rights or remedies hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion.


XI.      AGENT

     In order to expedite the transactions contemplated by this Agreement, NatWest Bank N.A. is hereby appointed to act as Agent on behalf of the Lenders. Each of the Lenders and each subsequent holder of any Note or issuer of any Letter of Credit by its acceptance thereof, irrevocably authorizes the Agent to take such action on its behalf and to exercise such powers hereunder and under the Security Documents and other Loan Documents as are specifically delegated to or required of the Agent by the terms hereof and the terms thereof together with such powers as are reasonably incidental thereto. Neither the Agent nor any of its directors, officers, employees or agents shall be liable as such for any action taken or omitted to be taken by it or them hereunder or under any of the Security Documents and other Loan Documents or in connection herewith or therewith (a) at the request or with the approval of the Required Lenders (or, if otherwise specifically required hereunder or thereunder, the consent of all the Lenders) or (b) in the absence of its or their own gross negligence or willful misconduct.

                  The Agent is hereby expressly authorized on behalf of the Lenders, without hereby limiting any implied authority,

(a) to receive on behalf of each of the Lenders any payment of principal of or interest on the Notes outstanding hereunder and all other amounts accrued hereunder paid to the Agent, and promptly to distribute to each Lender its proper share of all payments so received, (b) to distribute to each Lender copies of all notices, agreements and other material as provided for in this Agreement or in the Security Documents and other Loan Documents as received by the Agent and (c) to take all actions with respect to this Agreement and the Security Documents and other Loan Documents as are specifically delegated to the Agent.

     In the event that (a) the Borrowers fail to pay when due the principal of or interest on any Note, any amount payable under any Letter of Credit or any fee payable hereunder or (b) the Agent receives written notice or otherwise becomes aware of the occurrence of a Default or an Event of Default, the Agent shall promptly give written notice thereof to the Lenders, and shall take such action with respect to such Event of Default or other condition or event as it shall be directed to take by the Required Lenders; provided, however, that, unless and until the Agent shall have received such directions, the Agent may take such action or refrain from taking such action hereunder or under the Security Documents or other Loan Documents with respect to a Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

     The Agent shall not be responsible in any manner to any of the Lenders for the effectiveness, enforceability, perfection, value, genuineness, validity or due execution of this Agreement, the Notes or any of the other Loan Documents or Collateral or any other agreements or certificates, requests, financial statements, notices or opinions of counsel or for any recitals, statements, warranties or representations contained herein or in any such instrument or be under any obligation to ascertain or inquire as to the performance or observance of any of the terms, provisions, covenants, conditions, agreements or obligations of this Agreement or any of the other Loan Documents or any other agreements on the part of the Borrowers and, without limiting the generality of the foregoing, the Agent shall, in the absence of knowledge to the contrary, be entitled to accept any certificate furnished pursuant to this Agreement or any of the other Loan Documents as conclusive evidence of the facts stated therein and shall be entitled to rely on any note, notice, consent, certificate, affidavit, letter, telegram, teletype message, statement, order or other document which it believes in good faith to be genuine and correct and to have been signed or sent by the proper Person or Persons. It is nderstood and agreed that the Agent may exercise its rights and powers under other agreements and instruments to which it is or may be a party, and engage in other transactions with the Borrowers, as though it were not Agent of the Lenders hereunder.

     The Agent shall promptly give notice to the Lenders of the receipt or sending of any notice, schedule, report, projection, financial statement or other document or information pursuant to this Agreement or any of the other Loan Documents and shall promptly forward a copy thereof to each Lender.

     Neither the Agent nor any of its directors, officers, employees or agents shall have any responsibility to any Borrower on account of the failure or delay in performance or breach by any Lender other than the Agent of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or any Borrower of any of their respective obligations hereunder or in connection herewith.

     The Agent may consult with legal counsel selected by it in connection with matters arising under this Agreement or any of the other Loan Documents and any action taken or suffered in good faith by it in accordance with the reasonable opinion of such counsel shall be full justification and protection to it. The Agent may exercise any of its powers and rights and perform any duty under this Agreement or any of the other Loan Documents through agents or attorneys.

     The Agent and the Borrowers may deem and treat the payee of any Note as the holder thereof until written notice of transfer shall have been delivered as provided herein by such payee to the Agent and the Borrowers.

     With respect to the Loans made hereunder, the Notes issued to it and any other Credit Event applicable to it, the Agent in its individual capacity and not as an Agent shall have the same rights, powers and duties hereunder and under any other Agreement executed in connection herewith as any other Lender and may exercise the same as though it were not the Agent, and the Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrowers or other affiliate thereof as if it were not the Agent.

     Each Lender agrees (i) to reimburse the Agent in the amount of such Lender's pro rata share (based on its Revolving Credit Commitment) of any expenses incurred for the benefit of the Lenders by the Agent, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, not reimbursed by the Borrowers and (ii) to indemnify and hold harmless the Agent and any of its directors, officers, employees or agents, on demand, in the amount of its pro rata share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as the Agent or any of them in any way relating to or arising out of this Agreement or any of the other


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Loan  Documents  or any action  taken or omitted by it or any of them under this
Agreement or any of the other Loan Documents, to the extent not reimbursed by the Borrowers; provided, however, that no Lender shall be liable to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgment, suits, costs, expenses or disbursements resulting from the bad faith or willful misconduct of the Agent or any of its directors, officers, employees or agents.

     Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and any other Loan Document to which such Lender is party. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder.

     Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by notifying the Lenders and the Borrowers. Upon any such resignation, the Lenders shall have the right to appoint a successor Agent with the consent of the Borrowers (such consent shall not be unreasonably withheld or delayed). If no successor Agent shall have been so appointed by such Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (whether due to the failure of the Borrowers to consent or for any other reason), then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank which is a Lender with an office (or an affiliate with an office) in New York, New York, having a combined capital and surplus of at least $1,000,000,000. While the Agent agrees to consult with the Borrowers regarding such successor Agent, the decision made by the Agent shall be final. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder and under each of the other Loan Documents. After any Agent's resignation hereunder, the provisions of this Article shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

     The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by the Agent pursuant to the provisions of this Agreement or any of the other Loan Documents unless it shall be requested in writing to do so by the Required Lenders.


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


XII.  MANAGEMENT, COLLECTION AND STATUS OF RECEIVABLES AND
      OTHER COLLATERAL

     SECTION 12.01. Collection of Receivables; Management of Collateral. (a) At any time, whether or not a Default or Event of Default has occurred and is continuing, upon the request of the Agent, the Borrowers (i) will, at their own cost and expense, collect and otherwise enforce as the Agent's and Lenders' property and in trust for the Agent on behalf of the Lenders all amounts payable on or otherwise receivable with respect to the Receivables and inventory of the Borrowers; (ii) shall not commingle such collections with the Parent's or any Borrower's own funds or use the same for any purpose; and (iii) as to all moneys so collected and all other proceeds of Receivables and inventory, the Parent and Borrowers shall receive in trust and shall forward to the Agent on behalf of itself and the Lenders (or to the depository designated by the Agent) in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness for application to the Revolving Credit Loans.

     At any time after such request has been made by the Agent, the Borrowers shall, or upon the failure of Borrowers to do so, the Agent may, send a notice of assignment and/or notice of the Agent's security interest to any and all Customers or any third party holding or otherwise concerned with any of the Collateral, and thereafter the Agent on behalf of the Lenders shall have the sole right to receive the Receivables and/or take possession of the Collateral and the books and records relating thereto and the Parent and Borrowers shall not, without the Agent's prior written consent, grant any extension of the time of payment of any Receivable, compromise or settle any Receivable for less than the full amount thereof, release, in whole or in part, any person or property liable for the payment thereof, or allow any credit or discount whatsoever thereon, except, prior to the occurrence of an Event of Default, as permitted by
Section 9.09 hereof. Upon the occurrence and during the continuance of an Event of Default (and only upon such occurrence and during such continuance), the Agent may send notices as provided in the preceding sentence.

     (b) (i) Each Borrower hereby constitutes the Agent or its designee on behalf of the Agent as such Borrower's attorney-in-fact with power to endorse such Borrower's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral that may come into its possession, to sign such Borrower's name on any invoice or bill of lading relating to any of the Receivables, drafts against Customers, assignments and verifications of Receivables and notices to Customers; to send verifications of Receivables; after the occurrence and during the continuance of an Event of Default,


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to notify the Postal  Service  authorities to change the address for delivery of mail addressed to such Borrower to such address as the Agent may designate; and to do all other acts and things necessary to carry out this Article XII. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission (other than acts or omissions constituting willful misconduct), nor for any error of judgment or mistake of fact or law; this power being coupled with an interest is irrevocable until all of the Obligations are paid in full and this Agreement is terminated.

     (ii) The Agent, without notice to or consent of the Borrowers, (A) may, after the occurrence and during the continuance of an Event of Default, sue upon or otherwise collect, extend the time of payment of, or compromise or settle for cash, credit or otherwise upon any terms, any of the Receivables or any securities, instruments or insurance applicable thereto and/or release the obligor thereon; (B) is authorized and empowered, after the occurrence and during the continuance of an Event of Default, to accept the return of the goods represented by any of the Receivables; and (C) shall have the right to receive, endorse, assign and/or deliver in its name or the name of any Borrower any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and each Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed, all in a commercially reasonable manner and without discharging or in any way affecting any Borrower's liability hereunder.

     (c) Nothing herein contained shall be construed to constitute any Borrower as agent of the Agent or any Lender for any purpose whatsoever, and neither the Agent nor any Lender shall be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof (other than from acts or omissions of the Agent or any Lender constituting willful misconduct). Neither the Agent nor any Lender shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof or for any damage resulting therefrom (other than from acts or omissions of the Agent or any Lender constituting willful misconduct). Neither the Agent nor any Lender, by anything herein or in any assignment or otherwise, assumes any of any Borrower's obligations under any contract or agreement assigned to the Agent or any Lender, and the Agent and the Lenders shall not be responsible in any way for the performance by any Borrower of any of the terms and conditions thereof.

     (d) If any of the Receivables includes a charge for any tax payable to any governmental tax authority, the Agent is


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

hereby authorized (but in no event obligated) in its discretion to pay the amount thereof to the proper taxing authority for the applicable Borrower's account and to charge such Borrower's account therefor. The Borrowers shall notify the Agent if any Receivables include any tax due to any such taxing authority and, in the absence of such notice, the Agent on behalf of itself and the Lenders shall have the right to retain the full proceeds of such Receivables and shall not be liable for any taxes that may be due from such Borrower by reason of the sale and delivery creating such Receivables.

     SECTION 12.02. Receivables Documentation. At such intervals as the Agent may reasonably require, each Borrower shall furnish such schedules and/or information as the Agent may require relating to the Receivables, including without limitation sales invoices. In addition, each Borrower shall notify the Agent of any noncompliance in respect of the representations, warranties and covenants contained in Section 12.03 below. The items to be provided under this
Section 12.02 are to be in form satisfactory to the Agent and are to be executed and delivered to the Agent from time to time solely for its convenience in maintaining records of the Collateral; the failure of any Borrower to give any of such items to the Agent shall not affect, terminate, modify or otherwise limit the Agent's lien on or security interest in the Collateral.

     SECTION 12.03. Status of Receivables and Other Collateral. With respect to Collateral at the time the Collateral becomes subject to the Agent's security interests, the Borrowers covenant, represent and warrant: (a) the Borrowers shall be the sole owners, free and clear of all Liens except in favor of the Agent on behalf of the Lenders or otherwise permitted hereunder, of and fully authorized to sell, transfer, pledge and/or grant a security interest in each and every item of said Collateral; (b) each Receivable shall be a good and valid account representing an undisputed bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto with respect to an absolute sale and delivery upon the specified terms of goods sold by the Borrowers, or work, labor and/or services theretofore rendered by the Borrowers; (c) no Receivable is or shall be subject to any defense, offset, counterclaim, discount or allowance known to the Borrowers except as may be stated in the invoice relating thereto or discounts and allowances as may be customary in the Borrowers' business; (d) none of the transactions underlying or giving rise to any Receivable shall violate any applicable state or federal laws or regulations, and all documents relating to any Receivable shall be legally sufficient under such laws or regulations and shall be legally enforceable in accordance with their terms; (e) to the best knowledge of the Borrowers, each Customer, guarantor or endorser is solvent and will continue to be fully able to pay all Receivables on which it is obligated in full when due; (f) no agreement under which any deduction or offset of any


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

kind, other than normal trade discounts, may be granted or shall have been made by the Borrowers, at or before the time such Receivable is created; (g) all documents and agreements relating to Receivables shall be true and correct and in all respects what they purport to be; (h) to the best of the Borrowers' knowledge, all signatures and endorsements that appear on all documents and agreements relating to Receivables shall be genuine and all signatories and endorsers shall have full capacity to contract; (i) the Borrowers shall maintain books and records pertaining to the Collateral in such detail, form and scope as the Agent shall reasonably require; (j) the Borrowers will promptly notify the Agent if any of their accounts exceeding $50,000 in the aggregate outstanding at any time arise out of contracts with the United States or any department, agency, or instrumentality thereof, and will execute any instruments and take any steps required by the Agent in order that all monies due or to become due under any such contract shall be assigned to the Agent and notice thereof given to the United States Government under the Federal Assignment of Claims Act; (k) the Borrowers will, immediately upon learning thereof, report to the Agent: reclamation, return or repossession of goods in any fiscal year in the aggregate in excess of $50,000 or claims or disputes in any fiscal year in the aggregate in excess of $50,000 asserted by Customers or other obligors, any loss or destruction of, or substantial damage to, any of the Collateral, and any other matters affecting the value, enforceability or collectibility of any material portion of the Collateral; (l) if any amount payable under or in connection with any Receivable is evidenced by a promissory note or other instrument, as such terms are defined in the Uniform Commercial Code, such promissory note or instrument shall be immediately pledged, endorsed, assigned and delivered to the Agent as additional Collateral; (m) the Borrowers shall not re-date any invoice or sale or make sales on extended dating beyond that customary in the industry;
(n) the Borrowers shall conduct a physical count of their inventory at such intervals as the Agent may request and promptly supply the Agent with a copy of such counts accompanied by a report of the value (based on the lower of cost (on a FIFO basis) or market value) of such inventory; and (o) the Borrowers are not and shall not be entitled to pledge the Agent's or any Lender's credit on any purchases or for any purpose whatsoever.

     SECTION 12.04. Monthly Statement of Account. The Agent shall render to the Parent each month a statement of the Borrowers' account, which shall constitute an account stated and shall be deemed to be correct and accepted by and be binding upon the Borrowers unless the Agent receives a written statement of the Borrowers' exceptions within 30 days after such statement was rendered to the Parent.

     SECTION 12.05. Collateral Custodian. The Agent may at any time following the occurrence and during the continuance of an Event of Default employ and maintain in the premises of the


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



Borrowers a custodian selected by the Agent after consultation with the Lenders who shall have full authority to do all acts necessary to protect the Agent's and Lenders' interests and to report to the Agent thereon. The Borrowers hereby agree to cooperate with any such custodian and to do whatever the Agent may reasonably request to preserve the Collateral. All costs and expenses incurred by the Agent and Lenders by reason of the employment of the custodian shall be charged to the Borrowers' account and added to the Obligations.


XIII.  MISCELLANEOUS

     SECTION 13.01. Notices. Notices, consents and other communications provided for herein shall be in writing and shall be delivered or mailed (or in the case of telex or facsimile communication, delivered by telex, graphic scanning, telecopier or other telecommunications equipment, with receipt confirmed) addressed,

         (a) if to any Borrower or Parent, c/o Rex Stores Corporation, 2875 Needmore Road, Dayton, Ohio 45414, Attention: Chief Financial Officer, Telecopy No. (513) 276-2713, with a copy to Chernesky, Heymon & Kress, 1100 Courthouse Plaza, S.W., Dayton, Ohio 45402, Attention: Edward M. Kress, Esq., Telecopy No. (513) 449-2821;

         (b) if to the Agent, at NatWest Bank N.A., 175 Water Street, New York, New York 10038, Attention: Mr. Thomas Maiale, Fax: (212) 602-3393, with a copy to Kaye, Scholer, et al., at 425 Park Avenue, New York, New York 10022, Attention: Albert M. Fenster, Esq., Fax: (212) 836- 8689; and

         (c) if to any  Lender,  at the  address  set  forth  below  its name in
     Schedule 2.01 annexed hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if hand delivered or three days after being sent by registered or certified mail, postage prepaid, return receipt requested, if by mail, or upon receipt if by any telex, facsimile or other telecommunications equipment, in each case addressed to such party as provided in this Section 13.01 or in accordance with the latest unrevoked direction from such party.

     SECTION 13.02. Survival of Agreement. All covenants, agreements, representations and warranties made by any Borrower or any of its Subsidiaries herein and in the certificates or other instruments prepared or delivered in connection with this Agreement or any other Loan Document, shall be considered to have been relied upon by the Lenders and shall survive the making by


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


the Lenders of the Loans and the execution and delivery to the Lenders of the Notes and occurrence of any other Credit Event and shall continue in full force and effect as long as the principal of or any accrued interest on the Notes or any other fee or amount payable under the Notes or this Agreement or any other Loan Document is outstanding and unpaid and so long as the Total Commitment has not been terminated.

     SECTION 13.03. Successors and Assigns; Participations. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Borrower, any Guarantor, any ERISA Affiliate, any Subsidiary of any thereof, the Agent or the Lenders, that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. Without limiting the generality of the foregoing, each Borrower specifically confirms that any Lender may at any time and from time to time pledge or otherwise grant a security interest in any Loan or any Note (or any part thereof) to any Federal Reserve Bank. The Borrowers may not assign or transfer any of their rights or obligations hereunder without the written consent of all the Lenders.

     (b) Each Lender, without the consent of the Borrowers, may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Credit Commitment and the Loans owing to it and undrawn Letters of Credit and the Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Revolving Credit Commitment) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the banks or other entities buying participations shall be entitled to the cost protection provisions contained in Section 2.07(a) (except to the extent that application of such Section 2.07(a) to such banks and entities would cause the Borrowers to make duplicate payments thereunder), but only to the extent any of such Sections would be available to the Lender which sold such participation, and (iv) the Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement; provided, further, however, that each Lender shall retain the sole right and responsibility to enforce the obligations of the Parent, Borrowers, and the Guarantors relating to the Loans, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement, other than amendments, modifications or waivers with respect to any fees payable hereunder or the amount of principal or the rate of interest payable on, or the dates fixed for any


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


payment of principal of or interest on, the Loans or the release of all Collateral.

     (c) Each Lender may assign by novation, to any one or more banks or other entities without the prior written consent of the Borrowers, but with the prior written consent of the Agent (which consent shall not be unreasonably withheld), all or a portion of its interests, rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Revolving Credit Commitment and the same portion of the Loans and undrawn Letters of Credit at the time owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations under this Agreement, which shall include the same percentage interest in the Loans, Letters of Credit and Notes, (ii) the amount of the Revolving Credit Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall be in a minimum principal amount of $5,000,000, subject in each instance to compliance by the assignor and assignee with the $10,000,000 Commitment retention requirement after giving effect to such assignment provided in clause (ii) below, (ii) after giving effect to any such assignment, the assignor, if it retains any portion of its Revolving Credit Commitment, and the assignee shall each have a Revolving Credit Commitment of not less than $10,000,000, (iii) NatWest Bank N.A. shall at all times retain not less than twenty-five percent (25%) of the Total Commitment and
(iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with any Note subject to such assignment and a processing and recordation fee of $2,500. Upon such execution, delivery, acceptance and recording and after receipt of the written consent of the Agent, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and under the other Loan Documents and (y) the Lender which is assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

     (d) By executing and delivering an Assignment and Acceptance, the Lender which is assignor thereunder and the assignee thereunder confirm to, and agree with, each other and the other parties hereto as follows: (i) other than the


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representation  and warranty  that it is the legal and  beneficial  owner of the interest being assigned thereunder free and clear of any adverse claim, such Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in
connection   with  this   Agreement  or  the  execution,   legality,   validity,
enforceability, perfection, genuineness, sufficiency or value of this Agreement, the other Loan Documents or any Collateral with respect thereto or any other instrument or document furnished pursuant hereto or thereto; (ii) such Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or any Guarantor or the performance or observance by any Borrower or Guarantor of any of their respective obligations under this Agreement, any Guarantees or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee confirms that it has received a copy of this Agreement, any Guarantees and of the other Loan Documents, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as the Agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

     (e) The Agent shall maintain at its address referred to in Section 13.01 hereof a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the 'Register'). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee together with any Note or Notes subject to such assignment and the written consent to such assignment, the Agent shall, if such Assignment and


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Acceptance  has been completed and is precisely in the form of Exhibit B annexed hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders and the Borrowers. Within five (5) Business Days after receipt of such notice, the Borrowers, at their own expense, shall execute and deliver to the Agent in exchange for each surrendered Note or Notes a new Note or Notes to the order of such assignee in an amount equal to its portion of the Revolving Credit Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained any Revolving Credit Commitment hereunder, a new Note or Notes to the order of the assigning Lender in an amount equal to the Revolving Credit Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A. Notes surrendered to the Borrowers shall be canceled by the Borrowers.

     (g) Notwithstanding any other provision herein, any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 13.03, disclose to the assignee or participant or proposed assignee or participant, any information, including, without limitation, any Information, relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers in connection with this Agreement; provided, however, that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential Information relating to the Borrowers received from such Lender.

     SECTION 13.04. Expenses; Indemnity. (a) Each Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Agent in connection with the preparation of this Agreement and the other Loan Documents or with any amendments, modifications, waivers, extensions, renewals, renegotiations or 'work-outs' of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or incurred by the Agent or any of the Lenders in connection with the enforcement or protection of its rights in connection with this Agreement or any of the other Loan Documents or with the Loans made or the Notes or Letters of Credit issued hereunder, or in connection with any pending or threatened action, proceeding, or investigation relating to the foregoing, including but not limited to the reasonable fees and disburse- ments of counsel for the Agent, ongoing field examination expenses and charges, and, in connection with such enforcement or protection, the reasonable fees and disbursements of counsel for each Lender. Each Borrower further indemnifies the Lenders from and agrees to hold them harmless against any documentary taxes, assessments or charges


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


made by any governmental authority by reason of the execution and delivery of this Agreement or the Notes.

     (b) Each Borrower indemnifies the Agent and each Lender and their respective directors, officers, employees and agents against, and agrees to hold the Agent, each Lender and each such Person harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against the Lender or any such Person arising out of, in any way connected with, or as a result of (i) the use of any of the proceeds of the Loans, (ii) this Agreement, the Guarantees, any of the Security Documents or the other documents contemplated hereby or thereby, (iii) the performance by the parties hereto and thereto of their respective obligations hereunder and thereunder (including but not limited to the making of the Total Commitment) and consummation of the transactions contemplated hereby and thereby, (iv) breach of any representation or warranty, or (v) any claim, litigation, investigation or proceedings relating to any of the foregoing, whether or not the Agent, any Lender or any such Person is a party thereto; provided, however, that such indemnity shall not, as to the Agent or any Lender, apply to any such losses, claims, damages, liabilities or related expenses to the extent that they result from the gross negligence or willful misconduct of the Agent or any Lender.

     (c) Each Borrower indemnifies, and agrees to defend and hold harmless the Agent and the Lenders and their respective officers, directors, shareholders, agents and employees (collectively, the 'Indemnities') from and against any loss, cost, damage, liability, lien, deficiency, fine, penalty or expense (including, without limitation, reasonable attorneys' fees and reasonable expenses for investigation, removal, cleanup and remedial costs and modification costs incurred to permit, continue or resume normal operations of any property or assets or business of any Borrower or any Subsidiary thereof) arising from a violation of, or failure to comply with any Environmental Law and to remove any Lien arising therefrom except to the extent caused by the bad faith or willful misconduct of any Indemnitee, which any of the Indemnities may incur or which may be claimed or recorded against any of the Indemnities by any Person.

     (d) The provisions of this Section 13.04 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement and the termination hereof and of the Total Commitment, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or the Notes, or any investigation made by or on behalf of the Agent or any Lender. All amounts due under this Section 13.04 shall be payable on written demand therefor.


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

     (e) No claim may be made by any Borrower, any Guarantor or any other person against the Agent or any Lender, or the affiliates, directors, officers, employees, attorneys or agents of the Agent or any Lender, for any special, indirect or consequential damages or, to the fullest extent permitted by law, for any punitive damages, in respect of any claim or cause of action (whether based on contract, tort, statutory liability or any other grounds) based on or arising out of or related to this Agreement or any other Loan Document or the Transactions or any act, omission or event occurring in connection herewith or therewith, and each Borrower (for itself and on behalf of each other Borrower and each Guarantor) hereby waives, releases and agrees never to sue upon or bring any other action upon or with respect to any claim for any such damages, whether such claim now exists or hereafter arises and whether or not such claim is now known or suspected to exist in its favor.

     SECTION 13.05. Applicable Law. THIS AGREEMENT AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK (OTHER THAN THE CONFLICTS OF LAWS PRINCIPLES THEREOF).

     SECTION 13.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, upon the request of the Required Lenders each Lender shall and is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Borrower against any and all of the obligations of the Borrowers now and/or hereafter existing under this Agreement and the Notes held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or the Notes and although such obligations may be unmatured. Each Lender agrees to notify promptly the Agent and the Borrowers after any such setoff and application made by such Lender, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) which may be available to such Lender.

     SECTION 13.07. Payments on Business Days. (a) Should the principal of or interest on the Notes or any fee or other amount payable hereunder become due and payable on other than a Business Day, payment in respect thereof may be made on the next succeeding Business Day (except as otherwise specified in the definition of 'Interest Period'), and such extension of time shall in such case be included in computing interest, if any, in connection with such payment.



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



     (b) All payments by the Borrowers hereunder and all Loans made by the Lenders hereunder shall be made in lawful money of the United States of America in immediately available funds at the office of the Agent set forth in Section
13.01 hereof.

     SECTION 13.08. Waivers; Amendments. (a) No failure or delay of any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lenders hereunder are cumulative and not exclusive of any rights or remedies which they may otherwise have. No waiver of any provision of this Agreement or the Notes nor consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be authorized as provided in paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Borrower in any case shall entitle it to any other or further notice or demand in similar or other circumstances. Each holder of any of the Notes shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not such Note shall have been marked to indicate such amendment, modification, waiver or consent.

     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders; provided, however, that no such agreement shall without the consent of each holder affected thereby (i) change the principal amount of, or extend the scheduled final maturity of, or extend or advance the dates for the payment of interest on, any Note or reduce the rate of interest on any Note (except in connection with a waiver of applicability of any post-default increase in interest rates), or reduce the amount of any fee, (ii) change the Revolving Credit Commitment of any Lender (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in any Revolving Credit Commitment shall not constitute a change in any Revolving Credit Commitment) or amend or modify the provisions of this Section, Section 2.09, Section 3.05 or Article VI hereof or the definition of 'Required Lenders,'
(iii) amend or modify any other provision of this Agreement or of any of the other Loan Documents that would have the effect of releasing all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Loan Documents), (iv) change the advance rates applicable to the Borrowing Base or (v) release any obligor under any Guaranty; and provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent under this Agreement or the other Loan Documents without the written consent of the Agent. Each Lender and holder of any Note shall be bound by any modification or



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

amendment authorized by this Section regardless of whether its Notes shall be marked to make reference thereto, and any consent by any Lender or holder of a Note pursuant to this Section shall bind any Person subsequently acquiring a Note from it, whether or not such Note shall be so marked.

     (c) In the event that the Borrowers request, with respect to this Agreement or any other Loan Document, an amendment, modification or waiver and such amendment, modification or waiver would require the unanimous consent of all of the Lenders in accordance with Section 13.08(b) above, and such amendment, modification or waiver is agreed to in writing by the Borrowers and the Required Lenders but not by all of the Lenders, then notwithstanding anything to the contrary in Section 13.08(b) above, with the written consent of the Borrowers and such Required Lenders, the Borrowers and Required Lenders may, but shall not be obligated to, amend this Agreement without the consent of the Lender or Lenders who did not agree to the proposed amendment, modification or waiver (the 'Minority Lenders') solely to provide for (i) the termination of the Revolving Credit Commitment of each Minority Lender, (ii) the assignment in accordance with Section 13.03 hereof to one or more Persons of each Minority Lender's interests, rights and obligations under this Agreement (including, without limitation, all of such Minority Lender's Revolving Credit Commitment as well as its portion of all outstanding Loans and the Note or Notes held by such Minority Lender) and the other Loan Documents and/or an increase in the Revolving Credit Commitment of one or more Required Lenders, in each case so that after giving effect thereto the Total Commitment shall be in the same amounts as prior to the events described in this paragraph, (iii) the repayment to the Minority Lenders in full of all Loans outstanding and accrued interest thereon and fees due and owing with respect thereto at the time of the assignment and/or increase in Revolving Credit Commitments described in clause (ii) above with the proceeds of Loans made by such Persons who are to become Lenders by assignment or with the proceeds of Loans made by Required Lenders who have agreed to increase their Revolving Credit Commitment, (iv) the payment to the Minority Lenders by the Borrowers of all fees and other compensation due and owing such Minority Lenders under the terms of this Agreement and the other Loan Documents and (v) such other modifications as the Required Lenders and Borrowers shall deem necessary in order to effect to changes specified in clauses (i) through (iv) hereof.

     SECTION 13.09. Severability. In the event any one or more of the provisions contained in this Agreement or in the Notes should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby.


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


     SECTION 13.10. Entire Agreement; Waiver of Jury Trial; Judgment, etc. (a) This Agreement, the Notes and the other Loan Documents constitute the entire contract between the parties hereto relative to the subject matter hereof. Any previous agreement among the parties hereto with respect to the Transactions is superseded by this Agreement, the Notes and the other Loan Documents. Except as expressly provided herein or in the Notes or the other Loan Documents (other than this Agreement), nothing in this Agreement, the Notes or in the other Loan Documents, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement, the Notes or the other Loan Documents.

     (b) Except as prohibited by law, each party hereto hereby waives any right it may have to a trial by jury in respect of any litigation involving the Agent or any Lender directly or indirectly arising out of, under or in connection with this Agreement, the Notes, any of the other Loan Documents or the Transactions.

     (c) Except as prohibited by law, each party hereto hereby waives any right it may have to claim or recover in any litigation referred to in paragraph (b) of this Section 13.10 any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages.

     (d) Each party hereto (i) certifies that no representative, agent or attorney of any Lender has represented, expressly or otherwise, that such Lender would not, in the event of litigation, seek to enforce the foregoing waivers and
(ii) acknowledges that it has been induced to enter into this Agreement, the Notes or the other Loan Documents, as applicable, by, among other things, the mutual waivers and certifications herein.

     SECTION 13.11. Confidentiality. The Agent and the Lenders agree to keep confidential (and to cause their respective officers, directors, employees, agents and representatives to keep confidential) all information, materials and documents furnished to the Agent or any Lender (the 'Information'). Notwithstanding the foregoing, the Agent and each Lender shall be permitted to disclose Information (i) to such of its officers, directors, employees, agents and representatives as need to know such Information in connection with its participation in any of the Transactions or the administration of this Agreement or the other Loan Documents; (ii) to the extent required by applicable laws and regulations or by any subpoena or similar legal process, or requested by any governmental agency or authority; (iii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Agreement,
(B) becomes available to the Agent or such Lender on a non-confidential basis from a source other than any Borrower, any Guarantor or any of


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


their respective Subsidiaries or (C) was available to the Agent or such Lender on a non-confidential basis prior to its disclosure to the Agent or such Lender by any Borrower, any Guarantor or any of their respective Subsidiaries; (iv) to the extent any Borrower, any Guarantor or any of their respective Subsidiaries shall have consented to such disclosure in writing; (v) in connection with the sale of any Collateral pursuant to the provisions of any of the other Loan Documents; or (vi) pursuant to Section 13.03(g) hereof.

     SECTION 13.12. Submission to Jurisdiction. (a) Any legal action or proceeding with respect to this Agreement or the Notes or any other Loan Document may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.

     (b) Each Borrower hereby irrevocably waives, in connection with any such action or proceeding, any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which they may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

     (c) Each Borrower hereby irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each such Person, as the case may be, at its address set forth in Section 13.01 hereof.

     (d) Nothing herein shall affect the right of the Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Borrower or any Guarantor in any other jurisdiction.

     SECTION 13.13. Counterparts; Facsimile Signature. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective when copies hereof which, when taken together, bear the signatures of each of the parties hereto shall be delivered to the Agent. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed signature page hereto.

     SECTION 13.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.



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


     SECTION 13.15. References in Loan Documents and Benefit of Collateral and Guaranties. From and after the Amendment Date, (a) all references in the Loan Documents to the 'Loan Agreement,' the 'Credit Agreement' or other references to the Original Loan Agreement shall mean and refer to this Agreement, as the same is now in effect or may hereafter be amended, restated, modified and supplemented from time to time and (b) all references in the Loan Documents to the terms 'Obligations' and 'Borrower' shall refer to and include the terms 'Obligations', 'Borrower' and 'Borrowers' as defined in this Agreement, as the same is now in effect or may hereafter be amended, restated, modified and supplemented from time to time. The parties hereto agree that this Agreement, the Notes and the Obligations hereunder shall be covered fully by, and shall benefit fully from, without limitation, all collateral security and guaranties executed in connection with the Original Loan Agreements.

     SECTION 13.16. Defaulting Lender. (a) Notwithstanding anything to the contrary contained herein, in the event that any Lender (x) refuses (which refusal constitutes a breach by such Lender of its obligations under this Agreement and which has not been retracted) to make available its portion of any Loan or (y) notifies the Agent and/or any Borrower that it does not intend to make available its portion of any Loan (if the actual refusal would constitute a breach by such Lender of its obligations under this Agreement and which has not been retracted) (each, a 'Lender Default'), all rights and obligations hereunder of the Lender (a 'Defaulting Lender') as to which a Lender Default is in effect and of the other parties hereto shall be modified to the extent of express provisions of this Section 13.16 while such Lender Default remains in effect.

     (b) Loans shall be incurred pro rata from the Lenders (the 'Non-Defaulting Lenders') which are not Defaulting Lenders based on their respective Revolving Credit Commitments, and no Revolving Credit Commitment of any Lender or any pro rata share of any Loans required to be advanced by any Lender shall be increased as a result of such Lender Default. Amounts received in respect of principal of the Loans shall be applied to reduce the Loans of each of the Lenders pro rata based on the aggregate of the outstanding Loans of all of the Lenders at the time of such application; provided, however, that such amount shall not be applied to any Loan of a Defaulting Lender at any time when, and to the extent that, the aggregate amount of Loans of any Non-Defaulting Lender exceeds such Non-Defaulting Lenders' pro rata share of all Loans then outstanding.

     (c) The Lenders shall participate in Letters of Credit on the basis of their respective pro rata shares, and no participation or reimbursement obligation of any Lender shall be increased as a result of a failure of any Defaulting Lender to reimburse the Agent on the issuing bank's behalf with respect to


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

any amounts drawn on or otherwise payable with respect to any Letters of Credit (the amount that any such Defaulting Lender has failed to reimburse is hereinafter referred to as such Defaulting Lender's 'Unreimbursed Amount'). Until such Defaulting Lender has reimbursed the Agent on the issuing bank's behalf for any Unreimbursed Amount owed by it, all payments and other amounts received from any source with respect to the Obligations or otherwise under or in connection with the Agreement (including any letter of credit fees) which would otherwise be payable to such Defaulting Lender will instead be paid to the Agent for the benefit of the issuing bank for application to such Unreimbursed Amount until such Unreimbursed Amount has been paid in full. A Defaulting Lender shall not be entitled to receive any portion of the Commitment Fee, the letter of credit fees or any other fees payable in connection with this Agreement, or any indemnity arising from its commitment to make Loans and/or participate in Letters of Credit.

     (d) A Defaulting Lender shall not be entitled to give instructions to the Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement and the Loan Documents. All amendments, waivers and other modifications of this Agreement and the Loan Documents may be made without regard to a Defaulting Lender and, for purposes of the definition of 'Required Lenders', a Defaulting Lender shall be deemed not to be a Lender, not to have a Revolving Credit Commitment and not to have Loans outstanding.

     (e) Other than as expressly set forth in this Section 13.16, the rights and obligations of a Defaulting Lender (including the obligation to indemnify the Agent) and the other parties hereto shall remain unchanged. Nothing in this
Section 13.16 shall be deemed to release any Defaulting Lender from its Revolving Credit Commitment hereunder, shall alter such Revolving Credit Commitment, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which the Borrowers, the Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.

     (f) In the event the Defaulting Lender is able to retroactively cure to the satisfaction of the Agent and with the consent of the Borrowers (which shall not be unreasonably withheld) the breach which caused a Lender to become a Defaulting Lender, such Defaulting Lender shall upon notice to Borrowers, no longer be a Defaulting Lender and shall be treated as a Lender hereunder.


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



     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                               REX RADIO AND TELEVISION, INC.



                                               By:______________________________
                                                  Name: Douglas Bruggeman
                                                  Title: Vice President, Finance


                                               KELLY & COHEN APPLIANCES, INC.


                                               By:______________________________
                                                  Name: Douglas Bruggeman
                                                  Title: Vice President, Finance

                                               STEREO TOWN, INC.



                                               By:______________________________
                                                  Name: Douglas Bruggeman
                                                  Title: Vice President, Finance

                                               REX KANSAS, INC.



                                               By:______________________________
                                                  Name: Douglas Bruggeman
                                                  Title: Vice President, Finance

                                               NATWEST BANK N.A., as Agent



                                               By:______________________________
                                                  Name: Thomas Maiale
                                                  Title: Vice President


                                                NATWEST BANK N.A., as a Lender



                                                By:_____________________________
                                                  Name: Thomas Maiale
                                                  Title: Vice President

                                             BANK ONE, DAYTON, N.A., as a Lender



                                             By:________________________________
                                                Name: Paul A. Harris
                                                Title: Asst. Vice President

                                             HELLER FINANCIAL, INC., as a Lender



                                             By:________________________________
                                                Name: Dennis Baelis
                                                Title: Asst. Vice President

                                              NATIONAL CITY BANK, DAYTON, as a
                                               Lender



                                             By:________________________________
                                                Name: Ronald O. Smith
                                                Title: Asst. Vice President

                                              THE PROVIDENT BANK, as a Lender



                                             By:________________________________
                                                Name: Jerome J. Brunswick
                                                Title: Regional Vice President

                                             THE FIFTH THIRD BANK, as a Lender



                                             By:________________________________
                                                Name: D. Ward Allen
                                                Title: Vice President

                                             STAR BANK, N.A.. as a Lender



                                             By:________________________________
                                                Name: Thomas D. Gibbons
                                                Title: Vice President

                                                                   SCHEDULE 2.01

                          Revolving Credit Commitments
                          ----------------------------
                                                                  Approximate
                                 Revolving                       Percentage of
                                  Credit                        Total Revolving
Lender                           Commitment                    Credit Commitment
------                          -----------                    -----------------


NatWest Bank N.A.               $45,000,000                          30%
175 Water Street
New York, New York  10038
Fax: (212) 602-3393

Bank One, Dayton, N.A.          $30,000,000                          20%
Kettering Tower
40 North Main Street
Dayton, Ohio  45423
Fax: (513) 449-4885

Heller Financial, Inc.          $25,000,000                          16.66%
101 Park Avenue
New York, New York  10178
Fax: (212) 880-7002

National City Bank, Dayton      $15,000,000                          10%
6 North Main Street
Dayton, Ohio  45412
Fax: (513) 226-2058

The Provident Bank              $15,000,000                          10%
Courthouse Plaza Northeast
10 West 2nd Street
Dayton, Ohio  45402
Fax: (513) 223-3522

The Fifth Third Bank            $10,000,000                           6.67%
One South Main Street
Dayton, Ohio  45402
Fax: (513) 227-6454

Star Bank, N.A.                 $10,000,000                           6.67%
425 Walnut Street
P.O. Box 1038
Cincinnati, Ohio  45201
Fax: (513) 632-2068

                                                                  SCHEDULE 2.02

                            Domestic Lending Office
                            -----------------------

Lender                                         Domestic Lending Office
------                                         -----------------------
NatWest Bank N.A.                              175 Water Street
                                               New York, New York  10038

Bank One, Dayton, N.A.                         Kettering Tower
                                               40 North Main Street
                                               Dayton, Ohio  45423

Heller Financial, Inc.                         101 Park Avenue
                                               New York, New York  10178

National City Bank, Dayton                     6 North Main Street
                                               Dayton, Ohio  45412

The Provident Bank                             Courthouse Plaza Northeast
                                               10 West 2nd Street
                                               Dayton, Ohio  45402

The Fifth Third Bank                           One South Main Street
                                               Dayton, Ohio  45402

Star Bank, N.A.                                425 Walnut Street
                                               P.O. Box 1038
                                               Cincinnati, Ohio  45201

                                                                  SCHEDULE 2.03


                           Eurodollar Lending Office
                           -------------------------

Lender                                         Eurodollar Lending Office
------                                         -------------------------
NatWest Bank N.A.                              175 Water Street
                                               New York, New York  10038

Bank One, Dayton, N.A.                         Kettering Tower
                                               40 North Main Street
                                               Dayton, Ohio  45423

Heller Financial, Inc.                         101 Park Avenue
                                               New York, New York  10178

National City Bank, Dayton                     6 North Main Street
                                               Dayton, Ohio  45412

The Provident Bank                             Courthouse Plaza Northeast
                                               10 West 2nd Street
                                               Dayton, Ohio  45402

The Fifth Third Bank                           One South Main Street
                                               Dayton, Ohio  45402

Star Bank, N.A.                                425 Walnut Street
                                               P.O. Box 1038
                                               Cincinnati, Ohio  45201